                                                                     EXHIBIT 2.1

                           RECAPITALIZATION AGREEMENT

      RECAPITALIZATION AGREEMENT, dated as of June 23, 1999, among Key Acquisition, L.L.C., a Delaware limited liability company ("Buyer"), Knowles Electronics, Inc., a Delaware corporation (the "Company"), and the holders of record of the common stock of the Company, which holders are listed in Schedule 1.1-A (collectively, the "Stockholders" and individually, a "Stockholder").

                                   WITNESSETH:

      WHEREAS, conditioned upon the consummation of the transactions contemplated by this Agreement and effective as of the day before the Closing, the Company shall distribute to the Stockholders in kind the Excluded Assets, together with the cash, if any, of the Company on hand at Closing, in redemption of ten percent of the stock owned by the Stockholders (the "Excluded Assets Redemption");

      WHEREAS, the Company desires to reconstitute its capital structure through the issuance of new equity securities, the incurrence of new debt obligations, the purchase for cash of certain of its outstanding equity securities on the terms and subject to the conditions set forth herein, and the exchange of certain of its outstanding equity securities for certain of its newly authorized securities;

      WHEREAS, Buyer desires to purchase from the Company certain of its newly authorized equity securities on the terms and subject to the conditions set forth herein; and

      WHEREAS, the Stockholders desire to sell to the Company certain of their currently held equity securities of the Company in exchange for cash, and the Remaining Stockholders desire to exchange certain of their currently held equity securities of the Company for newly authorized equity securities.

      The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.1 Definitions.

      (a) The following terms, as used herein, have the following meanings:

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that neither the Company nor any Subsidiary shall be considered an Affiliate of a Stockholder.

      "Balance Sheet" means the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1998.

      "Balance Sheet Date" means December 31, 1998.

      "Benefit Arrangement" means any employment, severance, change of control or similar contract or arrangement (whether or not written) or any plan, policy, fund, program, contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, stock appreciation or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that is not an Employee Plan, and is entered into, maintained, administered, sponsored or contributed to by the Company or any Subsidiary.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended on or prior to the date hereof, and any rules or regulations promulgated thereunder.

      "Company" means Knowles Electronics, Inc., a Delaware corporation.

      "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that is subject to any provision of ERISA, and either (i) is maintained, administered, sponsored or contributed to by the Company or any Subsidiary, or (ii) covers any employee or former employee of the Company or any Subsidiary.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, rules, all contractual obligations and common law in each case as in effect on the date hereof, that have as their principal purpose the prevention of pollution and protection of the environment, public health and safety or worker health and safety.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

      "Excluded Assets" means (i) TFC, (ii) the Industrial Development Property, and (iii) the Franklin Park Property, together with any related assets and liabilities.

      "Franklin Park Property" means the real estate, and improvements thereon, commonly known as 3100 Mannheim Road, Franklin Park, Illinois.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indebtedness" means the outstanding amount of any of the following obligations (excluding any intercompany obligations) of the Company or any Subsidiary, without duplication: (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security,
(iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, and (viii) any accrued interest on the foregoing. The agreement of the Company in favor of Bank of Nova Scotia to repurchase inventory sold to Unitron Ltd. under certain circumstances shall not constitute Indebtedness.

      "Industrial Development Property" means approximately 250 acres of real estate located in Kane County, Illinois that is owned by the Company and is more fully described in Schedule 1.1-B.

      "Intellectual Property Right" means any trademark, service mark, trade dress, trade name, logos and corporate names, Internet domain name, Internet web site, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing), computer programs (including source codes) or any other similar type of proprietary intellectual property right anywhere in the world.

      "Knowledge of Buyer" or any other similar knowledge qualification in this Agreement means to the actual knowledge of Buyer or as to any of the following individuals, what such individual knows or reasonably should have known in light of such individual's position and responsibilities at Buyer after reasonable inquiry: Ken Terry, Kevin Luzak, and Janka Vazanova.

      "Knowledge of Company" or any similar knowledge qualification in this Agreement means to the actual knowledge of the Company or as to any of the following individuals, what such individual knows or reasonably should have known in light of such individual's position and responsibilities at the Company or the Subsidiaries after reasonable inquiry: Reg G. Garratt, Doug Brander, Patrick W. Cavanagh, David Yang, Bernard J. Smith.

      "Knowledge of Stockholder", "Stockholders' Knowledge" or any other similar knowledge qualification in this Agreement means to the actual knowledge of the Stockholders.

      "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

      "Material Adverse Effect" means (i) when applied to the Company or any U.S. Subsidiary, a material adverse effect on the assets, financial condition or result of operations of the Company and the U.S. Subsidiaries, taken as whole, except any such effect resulting from or arising in connection with (a) this Agreement or the transactions contemplated hereby; or (b) changes in any industry in which the Company or any U.S. Subsidiary is engaged or in economic, regulatory or political conditions generally; and (ii) when applied to any non-U.S. Subsidiary, a material adverse effect on the assets, financial condition or result of operations of the subject non-U.S. Subsidiary, except any such effect resulting from or arising in connection with (a) this Agreement or the transactions contemplated hereby; or (b) changes in any industry in which the subject non-U.S. Subsidiary is engaged or in economic, regulatory or political conditions generally.

      "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Transferee" means, with respect to a Stockholder, (i) the spouse or lineal descendants (or their spouses) of such Stockholder; (ii) any trust or guardianship for the benefit of such Stockholder or the benefit of the spouse or lineal descendants (or their spouses) of such Stockholder; (iii) any Person in which such Stockholder, the spouse and the lineal descendants (or their spouses) of such Stockholder are the direct and/or beneficial owners of all of the equity interests; (iv) the personal representative of such Stockholder upon such Stockholder's death for purposes of administration of such Stockholder's estate or upon such Stockholder's incompetency for purposes of the protection and management of the assets of such Stockholder; (v) if such Stockholder is a trust, the beneficiary or beneficiaries of such trust; and (vi) another Stockholder.

      "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Remaining Stockholders" means the Stockholders listed on Schedule 2.1(e).

      "Shares" means (i) as of the date hereof, 459,465 shares of common stock of the Company, par value of $1.00 each, and (ii) after giving effect to the Excluded Assets Redemption, 413,518.50 shares of common stock of the Company, par value of $1.00 each. The Shares as of the date hereof and the Shares after giving effect to the Excluded Assets Redemption owned by each Stockholder are listed on Schedule 1.1-A hereto.

      "Subsidiary" means any entity other than TFC, of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

      "TFC" means The Financial Corporation of Illinois, a Delaware corporation and a wholly owned subsidiary of the Company.

      "Title IV Plan" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

             ==========================================================
            Term                                              Section
            ----                                              -------
            ----------------------------------------------------------
            Accounting Referee                              8.3(f)(i)
            ----------------------------------------------------------
            Affiliated Transaction                             5.1(h)
            ----------------------------------------------------------
            Affiliation                                        5.7(a)
            ----------------------------------------------------------
            Applicable Tax Rate                                8.5(d)
            ----------------------------------------------------------
            Auditor                                            2.3(c)
            ----------------------------------------------------------
            Base Stockholders' Equity                          2.4(a)
            ----------------------------------------------------------
            Buyer                                            Preamble
            ----------------------------------------------------------
            Cap                                          11.2(a)(iii)
            ----------------------------------------------------------
            Certificate of Incorporation                       2.1(a)
            ----------------------------------------------------------
            Claim                                             11.3(a)
            ----------------------------------------------------------
            Closing                                            2.2(a)
            ----------------------------------------------------------
            Closing Date                                       2.2(a)
            ----------------------------------------------------------
            Closing Balance Sheet                              2.3(a)
            ----------------------------------------------------------
            Closing Stockholders' Equity                       2.3(a)
            ----------------------------------------------------------
            Code                                                  8.1
            ----------------------------------------------------------
            Common Stock                                       2.1(a)
            ----------------------------------------------------------
            Company Intellectual Property Rights              3.15(a)
            ----------------------------------------------------------

            ===========================================================
            Term                                              Section
            ----                                              -------
            ----------------------------------------------------------
            Company Securities                                 3.5(b)
            ----------------------------------------------------------
            Company Transaction                                   5.6
            ----------------------------------------------------------
            Compensation Maintenance Period                       9.1
            ----------------------------------------------------------
            Credit Facility                                    2.1(c)
            ----------------------------------------------------------
            Credit Facility Agreements                          13.15
            ----------------------------------------------------------
            Damages                                           11.2(a)
            ----------------------------------------------------------
            Deductible                                    11.2(a)(ii)
            ----------------------------------------------------------
            Employees                                             9.1
            ----------------------------------------------------------
            Equity Purchase Price                              2.1(b)
            ----------------------------------------------------------
            Equity Rollover Amount                             2.1(d)
            ----------------------------------------------------------
            Escrow Account                                2.2(b)(iii)
            ----------------------------------------------------------
            Escrow Agreement                              2.2(b)(iii)
            ----------------------------------------------------------
            Escrow Amount                                 2.2(b)(iii)
            ----------------------------------------------------------
            Estoppel Letter                                    5.8(c)
            ----------------------------------------------------------
            Excluded Assets Redemption                       Preamble
            ----------------------------------------------------------
            Federal Tax                                           8.1
            ----------------------------------------------------------
            Final Determination                                   8.1
            ----------------------------------------------------------
            Final Stockholders' Equity                         2.4(a)
            ----------------------------------------------------------
            Indemnified Party                                 11.3(a)
            ----------------------------------------------------------
            Indemnifying Party                                11.3(a)
            ----------------------------------------------------------
            Leased Real Property                              3.14(b)
            ----------------------------------------------------------
            Liabilities                                        3.8(b)
            ----------------------------------------------------------
            Noncompete Period                                  5.7(a)
            ----------------------------------------------------------
            Owned Real Property                               3.14(a)
            ----------------------------------------------------------
            Permitted Liens                               3.14(d)(vi)
            ----------------------------------------------------------
            Post-Closing Tax Period                               8.1
            ----------------------------------------------------------
            Potential Contributor                                11.5
            ----------------------------------------------------------
            Pre-Closing Tax Period                                8.1
            ----------------------------------------------------------
            Preferred Stock                                    2.1(a)
            ----------------------------------------------------------
            Public Company                                     5.7(a)
            ----------------------------------------------------------
            Real Property                                     3.14(c)
            ----------------------------------------------------------
            Redemption Amount                                  2.1(d)
            ----------------------------------------------------------
            Registration Rights Agreement                     10.2(j)
            ----------------------------------------------------------
            Representatives                                   11.3(f)
            ----------------------------------------------------------
            Repurchased Shares                                 2.1(d)
            ----------------------------------------------------------
            Returns                                            8.2(a)
            ----------------------------------------------------------

            ===========================================================
            Term                                              Section
            ----                                              -------
            ----------------------------------------------------------
            QSSS                                               8.3(f)
            ----------------------------------------------------------
            S Corporation                                      8.3(f)
            ----------------------------------------------------------
            Seller's Representative                              13.6
            ----------------------------------------------------------
            Stockholders                                     Preamble
            ----------------------------------------------------------
            Straddle Period                                       8.1
            ----------------------------------------------------------
            Subsidiary Securities                              3.7(b)
            ----------------------------------------------------------
            Surveys                                            5.8(b)
            ----------------------------------------------------------
            Tax                                                   8.1
            ----------------------------------------------------------
            Tax Asset                                             8.1
            ----------------------------------------------------------
            Tax Benefit                                        8.5(d)
            ----------------------------------------------------------
            Taxing Authority                                      8.1
            ----------------------------------------------------------
            Third-Party Claim                                 11.3(b)
            ----------------------------------------------------------
            Title Commitments                                  5.8(a)
            ----------------------------------------------------------
            Title Insurer                                      5.8(a)
            ----------------------------------------------------------
            Title Policies                                     5.8(a)
            ----------------------------------------------------------
            Transactions                                          2.1
            ==========================================================

                                    ARTICLE 2
                                Recapitalization

      SECTION 2.1 Transactions. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, each of the parties agrees to and will consummate, at the Closing, the following transactions in the order set forth below (collectively, the "Transactions"):

      (a) The Company shall authorize the filing under the laws of the State of Delaware of the Second Amended and Restated Certificate of Incorporation of the Company (as amended and restated, the "Certificate of Incorporation") in the form of Schedule 2.1(a) attached hereto, which shall provide, inter alia, for preferred stock, par value $.01 per share (the "Preferred Stock"), and common stock, par value $.01 per share (the "Common Stock").

      (b) The Company shall sell to Buyer, and Buyer shall purchase from the Company, the number of shares of its Preferred Stock and Common Stock set forth on Schedule 2.1(b) upon payment of immediately available funds in the amounts set forth on Schedule 2.1(b) the total purchase price for the shares of Preferred Stock and Common Stock shall be equal to $188,444,444 (the "Equity Purchase Price").

      (c) The Company shall obtain, if and as provided by Buyer, a $200 million senior secured facility and a $150 million subordinated credit facility (collectively the "Credit Facility") and incur indebtedness in an amount satisfactory to consummate the transactions contemplated hereby.

      (d) The Company shall purchase from the Stockholders the number of Shares set forth opposite each Stockholder's name on Schedule 1.1-A (collectively, the "Repurchased Shares") for an aggregate purchase price equal to the Redemption Amount. The "Redemption Amount" shall be equal to the sum of (i) $530 million in cash, minus (ii) the Equity Rollover Amount and minus (iii) the amount of the Indebtedness, including the Indebtedness listed on Schedule 2.1(d). The "Equity Rollover Amount" shall be equal to the sum of $23,555,556 (the value of the shares of Common Stock and Preferred Stock issued to the Remaining Stockholders pursuant to subsection (e) below), based on the Equity Purchase Price paid by Buyer and the Remaining Stockholder's ownership percentage of the Common Stock and Preferred Stock, such value to be determined on the basis of the per share price paid by Buyer for the Preferred Stock and the Common Stock purchased by it pursuant to Section 2.1(b). The Redemption Amount shall be payable in the manner set forth in Section 2.2.

      (e) In addition to the Redemption Amount paid to the Stockholders pursuant to Section 2.1(d) above, the Company will issue to each Remaining Stockholder the number of shares of Preferred Stock and Common Stock set forth opposite such Remaining Stockholder's name on Schedule 2.1(e) in exchange for the Shares owned by such Remaining Stockholder.

      (f) After consummation of the Transactions, the Remaining Stockholders and Buyer will own the number of shares of Preferred Stock and Common Stock set forth opposite such Person's name on Schedule 2.1(e) attached hereto.

      SECTION 2.2 The Closing.

      (a) The closing of the Transactions (the "Closing") shall take place at the New York offices of Kirkland & Ellis at 10:00 a.m., local time, on June 30, 1999, or if any of the conditions to the Closing set forth in Article 10 have not been satisfied or waived by the party entitled to the benefit thereof on or prior to such date, on the third business day after the satisfaction or waiver of all of such conditions, or at such other place or on such other date as may be mutually agreeable to Buyer and the Stockholders (the "Closing Date").

      (b) At the Closing:

            (i) Buyer shall deliver to the Company in immediately available funds the Equity Purchase Price attributable to the Persons Buyer has designated and set forth opposite each such Person's name on Schedule 2.1(e) upon the delivery to Buyer of stock certificates evidencing the number of shares of the Preferred Stock and the Common Stock, as set forth opposite Buyer's name on Schedule 2.1(e).

            (ii) The Company will incur indebtedness under its Credit Facility in amounts satisfactory to consummate the transactions contemplated hereby and to fund its ongoing working capital needs.

            (iii) The Company shall deposit $10,000,000 (the "Escrow Amount") in an escrow account (the "Escrow Account") established pursuant to the terms and conditions of an escrow agreement (the "Escrow Agreement") in the form of
Schedule 2.2(b)(iii) attached hereto. The Escrow Amount will be available until the date which is eighteen months after the Closing Date to satisfy any amounts owed to the Company or Buyer as a result of a breach of certain of the representations, warranties, covenants and agreements contained herein in accordance with the Escrow Agreement.

            (iv) The Company shall pay to the Stockholders, by wire transfer of immediately available funds to an account designated by the Stockholders, an amount equal to the Redemption Amount less the Escrow Amount upon delivery to the Company of the stock certificates evidencing the Repurchased Shares duly endorsed in blank or accompanied by duly executed stock powers.

            (v) The Company shall deliver to each Remaining Stockholder stock certificate(s) evidencing the shares of Preferred Stock and Common Stock to be issued to such Remaining Stockholder as indicated on Schedule 2.1(e), and registered in each such Person's name on the stock records of the Company, upon delivery to the Company of the stock certificates evidencing the number of Shares held by each such Person.

      SECTION 2.3 Closing Balance Sheet.

            (a) As promptly as practicable, but no later than 90 days, after the Closing Date, the Stockholders will cause to be prepared (with the assistance, as requested, of management of the Company and the Subsidiaries in accordance with Section 6.1 hereof) and delivered to Buyer the Closing Balance Sheet, together with an unqualified auditors report of Ernst & Young thereon, and a certificate based on such Closing Balance Sheet setting forth the Stockholders' calculation of Closing Stockholders' Equity and the Redemption Amount. The Closing Balance Sheet (the "Closing Balance Sheet") shall (x) fairly present the consolidated financial position of the Company and the Subsidiaries as at the close of business on the Closing Date in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Balance Sheet, (y) include line items substantially consistent with those in the Balance Sheet, and (z) be prepared in accordance with accounting policies and practices including those described in Schedule 2.3 consistent with those used in the preparation of the Balance Sheet, except that any liability relating to the Taxes for which the Stockholders are liable to pay under Section 8.5(a)(iii) shall be excluded. "Closing Stockholders' Equity" means the consolidated stockholders' equity of the Company and the Subsidiaries as shown on the Closing Balance Sheet; provided that the determination of Closing Stockholders' Equity shall exclude cash, the Excluded Assets and the proceeds of any sale thereof prior to Closing, Indebtedness, including the Indebtedness listed on Schedule 2.1(d), and the items set forth on Schedule 2.4.

            (b) If Buyer disagrees with the Stockholders' calculation of Closing Stockholders' Equity delivered pursuant to Section 2.3(a), Buyer may, within 30 days after delivery of the documents referred to in Section 2.3(a), deliver a notice to the Stockholders disagreeing with such calculation and setting forth Buyer's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Buyer disagrees, and Buyer shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Stockholders' Equity delivered pursuant to Section 2.3(a).

            (c) If a notice of disagreement shall be duly delivered pursuant to
Section 2.3(b), Buyer and the Stockholders shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Stockholders' Equity, which amount shall not be more than the amount thereof shown in the Stockholders' calculation delivered pursuant to Section 2.3(a) nor less than the amount thereof shown in Buyer's calculation delivered pursuant to
Section 2.3(b). If, during such period, Buyer and the Stockholders are unable to reach such agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Buyer and the Stockholders (who shall not have any material relationship with Buyer or the Stockholders) (the "Auditor") promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Stockholders' Equity. In making such calculation, the Auditor shall consider only those items or amounts in the Closing Balance Sheet or the Stockholders' calculation of Closing Stockholders' Equity and the Redemption Amount as to which Buyer has disagreed. In making its determination of the Closing Stockholders' Equity and the Redemption Amount, the Auditor shall be bound by the provisions of this Agreement. The Auditor shall deliver to Buyer and the Stockholders, as promptly as practicable, a written report setting forth such calculation. Such report shall be final and binding upon Buyer and the Stockholders. The cost of such review and report shall be borne (i) by the Stockholders if the difference between Final Stockholders' Equity (as defined in Section 2.4(a)) and the Stockholders' calculation of Closing Stockholders' Equity delivered pursuant to
Section 2.3(a) is greater than the difference between Final Stockholders' Equity and Buyer's calculation of Closing Stockholders Equity delivered pursuant to
Section 2.3(b); (ii) by Buyer if the first such difference is less than the second such difference; and (iii) otherwise equally by Buyer and the Stockholders.

            (d) Buyer and the Stockholders agree that they will, and agree to cause their respective independent accountants and the Company and each Subsidiary to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Stockholders' Equity and in the conduct of the audits and reviews referred to in this Section 2.3, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

      SECTION 2.4 Adjustment of Redemption Amount.

            (a) If Base Stockholders' Equity exceeds Final Stockholders' Equity, the Stockholders shall pay to Buyer, as an adjustment to the Redemption Amount, in the manner and with interest as provided in Section 2.4(c),the amount of such excess. If Final Stockholders' Equity exceeds Base Stockholders' Equity, Buyer shall pay to the Stockholders, in the manner and with interest as provided in
Section 2.4(c), the amount of such excess. "Base Stockholders' Equity" means $121,601,000, which amount is the consolidated stockholders' equity of the Company and the Subsidiaries as shown on the Balance Sheet after the exclusion of cash, the Excluded Assets, Indebtedness, including the Indebtedness listed on
Schedule 2.1(d). and the items set forth on Schedule 2.4. "Final Stockholders' Equity" means the Closing Stockholders' Equity (i) as shown in the Stockholders' calculation delivered pursuant to Section 2.3(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.3(b), or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and the Stockholders pursuant to Section 2.3(c), or (B) in the absence of such agreement, as shown in the Auditor's calculation delivered pursuant to Section 2.3(c); provided that in no event shall Final Stockholders' Equity be more than the Stockholders' calculation of Closing Stockholders' Equity delivered pursuant to Section 2.3(a) or less than Buyer's calculation of Closing Stockholders' Equity delivered pursuant to Section 2.3(b).

            (b) Any payment pursuant to Section 2.4(a) shall be made at a mutually convenient time and place within 10 days after the Final Stockholders' Equity has been determined by delivery by Buyer or the Stockholders, as the case may be, of a certified or official bank check payable in immediately available funds to the other party or by causing such payments to be credited to such account of such other party as may be designated by such other party; provided that either Buyer or the Stockholders shall have the right, exercisable in its sole discretion, to pay the other party an advance toward the adjustment to the Redemption Amount determined in accordance with the first two sentences of
Section 2.4(a) before the actual amount of said adjustment is determined. The amount and timing of the payment of the advance, if any, shall be determined by the Stockholders or Buyer, as applicable. Any advance so paid shall be netted against the actual amounts of adjustments to the Redemption Amount calculated under Section 2.4(a).

            (c) The amount of any payment to be made pursuant to this Section
2.4 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the prime rate as published in The Wall Street Journal, Midwest Edition, in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

      SECTION 2.5. Pre-Closing or Concurrent Transactions. It is understood and agreed that prior to, or concurrent with, the Closing, the Company will (i) distribute the Excluded Assets to the Stockholders in kind as a result of the Excluded Assets Redemption or otherwise dispose of the Excluded Assets, and distribute the cash on hand at Closing, and (ii) pay, or cause to be paid, all performance or sale related bonuses (other than incentive bonuses related to 1999 performance), stock appreciation right payments, option payments, deferred compensation payments, payments under the Retirement Plan for Outside Directors and the Supplemental Executive Retirement Plan, and transaction fees, broker's fees, transfer taxes and related closing expenses owed by the Company immediately prior to or upon consummation of the transactions contemplated hereby that are not otherwise allocated between the parties pursuant to the provisions of this Agreement.

      SECTION 2.6. Adjustment for Deferred Compensation Payments. At or within two business days after the Closing, the Company will pay to the Seller's Representative the sum of $2,774,339 representing the agreed lost value of the Stockholders as calculated on Schedule 2.6 of the tax deductions attributable to the payments required to be made by the Company under Section 2.5(u) and listed on Schedule 2.6.

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      The Company and the Stockholders jointly and severally represent and warrant to Buyer as of the date hereof that:

      SECTION 3.1. Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

      SECTION 3.2 Authorization. The execution, delivery and performance by the Company and the Stockholders of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Stockholder. This Agreement constitutes the valid and binding agreement of the Company and each Stockholder, enforceable against the Company and such Stockholder in accordance with its terms, except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

      SECTION 3.3 Government Authorization. The execution, delivery and performance by the Company and the Stockholders of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official prior to the Closing.

      SECTION 3.4 Noncontravention. Except as disclosed on Schedule 3.4, the execution, delivery and performance by the Company and the Stockholders of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of the Company or any Subsidiary; (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree; (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Stockholders or the Company or any Subsidiary or to a loss of any benefit to which the Stockholders or the Company or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon the Stockholders or the Company or any Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except for any Permitted Liens.

      SECTION 3.5 Capitalization.

            (a) As of the date hereof, the authorized capital stock of the Company consists of 600,000 shares of common stock, $1.00 par value, and 5,000 shares of preferred stock, $100.00 par value, of which 459,465 shares of common stock and no shares of preferred stock are outstanding.

            (b) All outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof except as disclosed on Schedule 3.5(b), there are no outstanding (i) shares of capital stock or voting securities of the Company other than the Shares; (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses 3.5(b)(i), 3.5(b)(ii) and 3.5(b)(iii) being referred to collectively as the "Company Securities") or (iv) stock appreciation rights or phantom stock plans. Except as disclosed in Schedule 3.5(b), there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

            (c) There are no contractual shareholder preemptive rights or rights of first refusal or similar restrictions with respect to issuance of the Preferred Stock and Common Stock to be issued or the purchase of the Repurchased Shares at the Closing. The Company has not violated any state or federal securities laws in connection with the offer, sale or issuance of any of its capital stock. Except as set forth on Schedule 3.5(c), there are no agreements between the Stockholders or any other Person with respect to the voting or transfer of the Company's capital stock.

      SECTION 3.6 Ownership of Shares. Each Stockholder is the record owner of the Shares set forth opposite its or their respective names in Schedule 1.1-A, free and clear of all Liens, except for (i) restrictions imposed by federal and state securities laws; (ii) the Stockholders Agreement, dated January 1, 1997, among the Company and the Stockholders; and (iii) any lien imposed on Shares owned by a "grantor-type trust" described in Section 671, et. seq. of the Code which lien secures the obligations of such trust to its grantor. The Stockholders will transfer and deliver to the Company at the Closing valid title to the Repurchased Shares free and clear of all Liens.

      SECTION 3.7 Subsidiaries.

            (a) Each corporate Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Ruwido Austria Ges. mbH & Co. KG and ruwido GmbH & Co. KG are limited partnerships, duly formed and validly existing under the laws of their jurisdiction of formation. Each Subsidiary has all corporate or partnership powers, as the case may be, and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, consents and approvals the absence of which would not have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation or formation are identified on
Schedule 3.7(a).

            (b) Except as disclosed in Schedule 3.7(b) as to each of the representations of this Section 3.7, all of the outstanding capital stock or other voting securities of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien. There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses 3.7(b)(i) and 3.7(b)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

      SECTION 3.8 Financial Statements.

            (a) The audited consolidated balance sheet of December 31, 1998 and the related audited consolidated statements of income and cash flows for the year ended December 31, 1998 of the Company and the Subsidiaries fairly present, in conformity with U.S. generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto or in Schedule 2.3), the consolidated financial position of the Company and the

Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Such statements are consistent with the books and records of the Company.

            (b) Except as set forth on Schedule 3.8(b), as of the Balance Sheet Date, neither the Company nor any Subsidiary had any liabilities of any nature, whether known or unknown, accrued, absolute, contingent or otherwise, whether due or to become due (the "Liabilities") which were required to be reflected in and that were not reflected or reserved against in the Balance Sheet. Since the Balance Sheet Date, neither the Company nor any Subsidiary has incurred Liabilities that would be required to be reflected in the Balance Sheet except Liabilities that were incurred in the usual and ordinary course of business consistent with past practices.

      SECTION 3.9 Absence of Certain Changes. Except as disclosed in Schedule 3.9, since the Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

            (a) any event, occurrence or development which has had a Material Adverse Effect;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, except for any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of the Company or any Subsidiary in connection with the disposition of the Excluded Assets;

            (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

            (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices;

            (e) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments made in the ordinary course of business consistent with past practices;

            (f) any transaction or commitment made or any contract or agreement entered into by the Company or any Subsidiary relating to the sale, lease, transfer or assignment of any of its assets or business, in either case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

            (g) any material change in any method of accounting or accounting practice by the Company or any Subsidiary except for any such change required by reason of a concurrent change in generally accepted accounting principles;

            (h) any (i) employment, deferred compensation, severance, retirement, change in control or other similar agreement entered into with any director, officer or employee of the Company or any Subsidiary (or any amendment to any such existing agreement); (ii) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary; or (iii) change in compensation or other benefits payable to any director, officer or employee of the Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof, in each case other than in the ordinary course of business consistent with past practices; or

            (i) any execution or termination of a contract involving consideration in excess of $250,000; any casualty loss in excess of $500,000; any collective bargaining agreement entered into with the Company or any Subsidiary; or any transaction with any Stockholder or an Affiliate of any Stockholder, other than dividends permitted under Section 3.9(b) and the disposition of the Excluded Assets.

      SECTION 3.10 No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of any kind, other than:

            (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

            (b) liabilities disclosed on Schedule 3.10

            (c) liabilities disclosed in, related to or arising under any agreements, instruments or other matters disclosed in this Agreement or any Schedule hereto (other than liabilities for breach of contract, breach of warranty, tort, infringement or violation of law that are not disclosed on a Schedule to this Agreement); or

            (d) liabilities incurred in the ordinary course of business since the Balance Sheet Date.

      SECTION 3.11 Material Contracts.

      (a) Schedule 3.11(a) lists the following contracts, agreements and other arrangements to which the Company or any Subsidiary is a party, which will be in force and effect after the Closing and denotes with an asterisk (*) whether the consent of any third party thereto is required as a result of the consummation of the transactions contemplated by this Agreement:

            (i) any lease (whether of real or personal property) providing for annual rentals of $100,000 or more that cannot be terminated on not more than 60 days' notice without payment by the Company or any Subsidiary of any material penalty;

            (ii) any agreement for the purchase or license of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Company and the Subsidiaries of $100,000 or more or (B) aggregate payments by the Company and the Subsidiaries of $100,000 or more, in each case that cannot be terminated on not more than 60 days' notice without payment by the Company or any Subsidiary of any material penalty;

            (iii) any sales, distribution, lease or other similar agreement providing for the sale or lease by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets (whether of real or personal property) that provides for annual payments to the Company and the Subsidiaries of $100,000 or more;

            (iv) any material cooperative development agreement or material partnership, joint venture or other similar agreement or arrangement;

            (v) any agreement relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise);

            (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an outstanding principal amount not exceeding $500,000 or (B) entered into subsequent to the date of this Agreement as permitted by Section 3.9(d);

            (vii) any material agreement or other agreements that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any area;

            (viii) any agreement with any of the Company's Affiliates or any director or officer of the Company or any of its Affiliates that will bind the Company or any Subsidiary after the Closing;

            (ix) any agreement concerning confidentiality (other than with customers and suppliers entered into in the ordinary course of business) or any contract to acquire any interests in the Company, its Subsidiaries or their property;

            (x) employment or collective bargaining agreements;

            (xi) powers of attorney other than routine customs or shipping powers of attorney;

            (xii) agreements, the performance of which involves consideration in excess of

$250,000; or

            (xiii) any profit sharing, bonus, deferred compensation, severance, welfare benefit plan or employee benefit plan for the benefit of any current or former directors, officers or employees of the Company.

            (b) Each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and is in full force and effect, and none of the Company, any Subsidiary or, to the knowledge of the Company or the Stockholders, any other party thereto is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

      SECTION 3.12 Litigation. Except as disclosed on Schedule 3.12, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company or the Stockholders, threatened against or affecting, the Stockholders, the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official.

      SECTION 3.13 Compliance with Laws and Court Orders. Neither the Company nor any Subsidiary is in violation of any applicable law, rule, regulation, judgment, injunction, order or decree.

      SECTION 3.14 Properties.

            (a) Except for the properties subject to contracts for sale noted on
Schedule 3.14(a), the Company and the Subsidiaries have good title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. Schedule 3.14(a) sets forth a list of all real property (the "Owned Real Property") owned and used by the Company or its Subsidiaries in the operation of their businesses. There are no outstanding rights of first refusal to purchase any part of the Owned Real Property. The current use of the Owned Real Property does not violate in any material respect any instrument of record or agreement affecting such Owned Real Property. There is no material violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Owned Real Property.

            (b) With respect to leases of real property disclosed on Schedule
3.11 (the "Leased Real Property"), the Company has delivered to Buyer true, correct and complete copies of each such lease. No party to any such lease has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to such a lease. The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in such leases.

            (c) To the best of the Company's knowledge and belief, there are no facts or conditions affecting any of the improvements on the Owned or Leased Real Property (the "Real Property") which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof

            (d) None of such property or assets is subject to any Lien, except:

                  (i) Liens disclosed on Schedule 3.14(d)

                  (ii) Liens disclosed on the Balance Sheet or notes thereto or securing liabilities reflected on the Balance Sheet or notes thereto;

                  (iii) Liens for taxes, assessments and similar charges that are not yet due and payable or are being contested in good faith;

                  (iv) mechanic's, materialman's, workmen's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith; or

                  (v) Liens incurred in the ordinary course of business since the Balance Sheet Date (Subsections (i)-(v) of this Section 3.14(d) are, collectively, the "Permitted Liens").

      (e) The assets owned or leased by the Company and its Subsidiaries include all buildings, machinery, equipment, and other tangible assets reasonably necessary for the conduct of the businesses of the Company and its Subsidiaries as presently conducted, and such assets are, subject to normal wear and tear, in good operating condition, and are suitable for the purposes for which they presently are used.

      SECTION 3.15 Intellectual Property.

            (a) Schedule 3.15(a) contains a complete and accurate list of all of the following Intellectual Property Rights owned or licensed and used or held for use by the Company or any Subsidiary ("Company Intellectual Property Rights"), specifying as to each, as applicable:

                        (i) patents and other registered Intellectual Property Rights;

                        (ii) applications for patents or registrations of Intellectual Property Rights;

                        (iii) material unregistered Intellectual Property Rights; or

                        (iv) material licenses, sublicenses or similar agreements or arrangements relating to Company Intellectual Property Rights to which the Company or any

Subsidiary is a party.

      For each such item of Company Intellectual Property Rights, Schedule 3.15(a) shall specify, as applicable, (A) the nature of such Intellectual Property Right; (B) the owner of such Intellectual Property Right; (C) the jurisdictions by or in which such Intellectual Property Right (Y) is recognized (without regard to registration) or (Z) has been issued or registered or in which an application for such issuance or registration has been filed; (D) the registration or application numbers; and (E) the filing or issue dates.

            (b) Except as disclosed in Schedule 3.15(b), there are no material licenses, sublicenses or other similar agreements or arrangements as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Company Intellectual Property Right.

            (c) No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any person, except for any judgment, injunction, order, decree or agreement which would not reasonably be expected to have a Material Adverse Effect.

            (d) All of the Company Intellectual Property Rights are or will be owned by, or properly assigned or licensed to, the Company or a Subsidiary at the time of the Closing. The transactions contemplated by this Agreement will have no adverse effect on the Company's or its Subsidiaries' right, title and interest in and to the Company Intellectual Property Rights. The Company and its Subsidiaries have taken all reasonably necessary action to maintain and protect the Company Intellectual Property Rights. Except as disclosed on Schedule 3.15(d), no claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Intellectual Property Rights has been made, is currently outstanding or is threatened. Except as disclosed on Schedule 3.15(d), none of the Stockholders, the Company or the Subsidiaries has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Company Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party). Except as disclosed on Schedule 3.15(d), none of the Stockholders, the Company or the Subsidiaries has infringed, misappropriated or otherwise conflicted any patent, trademark or license of any third party and none of the Stockholders, the Company or the Subsidiaries is aware of any infringement, misappropriation or conflict with any other Intellectual Property Rights or other rights of any third parties which has occurred in connection with the operation of the businesses of the Company and the Subsidiaries or will occur as a result of the continued operation of the businesses of the Company and the Subsidiaries as currently conducted.

      SECTION 3.16 Insurance Coverage. Schedule 3.16 attached hereto sets forth the following information with respect to each material insurance policy insuring the properties, business or assets of the Company or its Subsidiaries to which the Company or its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage: (a) the name of the insurer, the name of the policyholder, and the name of each covered insured (if other than the Company);
(b) the scope, period and amount of coverage; and (c) a description of any retroactive premium adjustments or other loss-sharing arrangements.

      With respect to each insurance policy disclosed on Schedule 3.16: (a) the policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect; (b) neither the Company nor any of its Subsidiaries is in breach or default (including with respect to the payments of the premiums or the giving of notices), and no event has occurred which with notice or lapse of time would constitute a breach of default by the Company or its Subsidiaries or permit the insurer to terminate, modify or accelerate, such policy; (c) neither the Company nor any of its Subsidiaries has repudiated any provision of such policy; (d) to the Company's or its Subsidiaries' knowledge, the insurer is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default by the insurer or permit the Company or its Subsidiaries to terminate, modify or accelerate, such policy; and
(e) there are no material claims by the Company or any Subsidiary pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. Schedule 3.16 describes any self-insurance arrangements affecting the Company or its Subsidiaries.

      SECTION 3.17 Finders' Fees. Except for Lehman Brothers, Inc. and Hambrecht & Quist LLC whose fees will be paid by the Stockholders, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Stockholders or the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      SECTION 3.18 Employees. The Company has made available to Buyer a true and complete list of (a) the names, titles, annual salaries and other compensation of all officers of the Company and its Subsidiaries and all other employees of the Company and its Subsidiaries whose annual base salary equals or exceeds $125,000 and (b) the wage rates for all other employees of the Company and its Subsidiaries (by classification). To the knowledge of the Company or the Stockholders, no executive, key employee or group of employees of the Company or its Subsidiaries has any plans to terminate employment with the Company or its Subsidiaries.

      SECTION 3.19 Employee Benefit Plans.

            (a) Schedule 3.19(a) identifies each Employee Plan. The Stockholders have made available to Buyer copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan. Schedule 3.19(a) identifies each Employee Plan which is (i) a Title IV Plan or (ii) maintained in connection with any trust described in Section 501(c)(9) of the Code. No Employee Plan is a Multiemployer Plan.

            (b) Neither the Company nor any ERISA Affiliate of the Company has
(i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Closing Date (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, (B) any liability under Section 4971 of the Code, or (C) any liability for failure to make a contribution to any plan when due, that, in any of cases (A), (B) or (C), could become a liability of the Company or any Subsidiary or Buyer or any of its ERISA Affiliates after the Closing Date.

            (c) Each Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to the knowledge of the Company and the Stockholders, there has been no event since the date of such determination which would adversely affect such qualification; each trust created under any such Plan has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code and, to the knowledge of the Company and the Stockholders, there has been no event since the date of such exemption which would adversely affect such exemption. The Stockholders have provided Buyer with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

            (d) Schedule 3.19(d) identifies each material Benefit Arrangement. The Stockholders have furnished to Buyer copies or descriptions of each material Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written descriptions thereof provided to participants. Each material Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities.

            (e) Except as set forth in Schedule 3.19(e), neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Subsidiary, except as required to avoid excise tax under Section 4980B of the Code.

            (f) With respect to each Employee Plan and Benefit Arrangement, there are no actions, suits or investigations or claims pending or threatened (other than routine claims for benefits and routine joinders in domestic cases), and there are no facts which would give rise to any liability, action, suit, investigation, or claim (other than facts giving rise to routine claims for benefits and routine joinders in domestic cases) against any Employee Plan or Benefit Arrangement, any fiduciary or plan administrator or other person dealing with any Employee Plan or Benefit Arrangement or the assets of any such Employee Plan or Benefit Arrangement.

            (g) Each executive compensation, bonus, incentive, nonqualified retirement or supplemental executive retirement plan will be either terminated or fully funded or fully accrued as a liability on a termination basis as of the Closing on the Closing Balance Sheet.

       SECTION 3.20 Environmental Matters. Except as disclosed on Schedule 3.20, to the knowledge of the Company and the Stockholders:

            (a) no written notice, request for information, order compliant or penalty has been received, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a potential or actual violation of any Environmental Law or any liability or potential liability, in each case relating to the Company or any Subsidiary and arising out of any Environmental Law;

            (b) the Company and each Subsidiary have all environmental permits, licenses or other authorizations necessary for their operations to comply with all applicable Environmental Laws and have complied and are in compliance with the terms of such permits, licenses and authorizations and with all other applicable Environmental Laws;

            (c) there has been no written environmental audit or assessment conducted within the past five years by the Stockholders, the Company or any Subsidiary of any property currently owned or leased by the Company or any Subsidiary which has not been made available to Buyer prior to the date hereof. A list of such audits and assessments is provided on Schedule 3.20

            (d) except as disclosed on Schedule 3.20, none of the following exists at any property owned or operated by the Company or its Subsidiaries: 1) underground storage tanks; 2) asbestos containing materials; 3) materials or equipment containing polychlorinated biphenyls; or 4) landfills, surface impoundments or disposal areas;

            (e) the Company and its Subsidiaries have not treated, stored, disposed of or arranged for the disposal of, transported, handled or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to liabilities of the Company or its Subsidiaries, including any liability for response costs, investigatory costs, corrective action costs, personal injury, property damages, natural resources damages or attorney fees, pursuant to CERCLA or other Environmental Laws;

            (f) to the knowledge of the Company and the Stockholders, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company or its Subsidiaries will prevent, hinder or limit continued compliance with Environmental Laws; and

            (g) neither the Company nor its Subsidiaries have, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

      SECTION 3.21 Customers and Suppliers. Since the Balance Sheet Date, no material supplier of the Company or any Subsidiary has indicated that it shall stop or materially decrease the rate of supplying materials, products or services to the Company or any Subsidiary, and no material customer has indicated to the Company or any Subsidiary that it shall stop or materially decrease the rate of, buying materials, products or services from the Company or any Subsidiary.

      SECTION 3.22 Certain Transactions. Neither the Company nor any of its Subsidiaries is bound by or subject to any agreement, contract or understanding with respect to a Company Transaction (as defined in Section 5.6) other than this Agreement, and the Company has terminated all discussions with third parties regarding such a Company Transaction.

      SECTION 3.23 Y2K Warranty. The Stockholders warrant that the Company's products (transducers and transducer related products, ET-Series fixtures, KEMAR, volume controls, trimmers, and headsets) do not require any change to accommodate the year 2000. The Stockholders warrant that the Company's internal computer systems and applications that are under the Company's control will not cause a disruption to the supply of goods and services provided by the Company as a result of the year 2000 compliance.

      SECTION 3.24 Disclosure. To the knowledge of the Company and the Stockholders, the representations and warranties contained in this Section 3 (including the Schedules attached hereto), do not omit to state a material fact necessary in order to make the statements and information contained in this
Article 3 not misleading.

      SECTION 3.25 Closing Date. The representations and warranties contained in this Article 3, will be true and correct on the Closing Date as though then made, except for written disclosures made to Buyer prior to the Closing and consequences of the disposition of the Excluded Assets and the consummation of the Transactions.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Stockholders as of the date hereof that:

      SECTION 4.1 Corporate Existence and Power. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a Material Adverse Effect.

      SECTION 4.2 Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

      SECTION 4.3 Government Authorization. Except as disclosed in Schedule 4.3, the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official prior to the Closing. Buyer has obtained prior hereto the necessary consents relating to the items on Schedule 4.3.

      SECTION 4.4 Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of formation or operating agreement of Buyer, (ii) assuming compliance with the matters referred to in
Section 4.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer; or (iv) result in the creation or imposition of any Lien on any asset of Buyer.

      SECTION 4.5 HSR Act. Under the HSR Act, Buyer is the ultimate parent entity, and neither the sales nor the assets of Buyer equals or exceeds $10 million. Therefore, neither the Buyer nor the Stockholders are required to file premerger notifications under the HSR Act.

      SECTION 4.6 Purchase for Investment. Buyer is purchasing the Preferred Stock and Common Stock set forth on Schedule 2.1(b) for investment for Buyer's own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Stock and Common Stock set forth on Schedule 2.1(b) and is capable of bearing the economic risks of such investment and agrees that the Preferred Stock and Common Stock set forth on Schedule 2.1(b) may not be sold, transferred, encumbered or otherwise disposed of except in compliance with applicable federal and state securities laws.

      SECTION 4.7 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

      SECTION 4.8 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Stockholders or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

      SECTION 4.9 Inspections; No Other Representations. Buyer is an informed and sophisticated purchaser and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Company and the Subsidiaries as contemplated hereunder. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer acknowledges that the Stockholders have given Buyer complete and open access to the key employees, documents and facilities of the Company and the Subsidiaries. Buyer will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Company and Subsidiaries, in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Stockholders, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that the Stockholders make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and the Subsidiaries or the future business and operations of the Company and the Subsidiaries or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Company or the Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.

                                    ARTICLE 5
                          COVENANTS OF THE STOCKHOLDERS

      The Stockholders agree that:

      SECTION 5.1 Conduct of the Company. From the date hereof until the Closing Date, the Stockholders shall cause the Company and each Subsidiary to conduct its businesses in the ordinary course consistent with past practice and to use its reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as disclosed on
Schedule 5.1, the Stockholders will not permit the Company or any Subsidiary to:

            (a) adopt or propose any change in its certificate of incorporation or bylaws;

            (b) merge or consolidate with any other Person or acquire a material amount of assets from any other Person;

            (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments or (ii) otherwise in the ordinary course consistent with past practice;

            (d) authorize, issue, sell or otherwise dispose of any shares of capital stock of or any option with respect to the Company or any Subsidiary, or modify or amend any right of any holder of outstanding shares of capital stock of or option with respect to the Company or any Subsidiary;

            (e) declare, set aside or pay any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, except for dividends of which notice has been given to Buyer, or directly or indirectly redeem, purchase or otherwise acquire any capital stock of or any option with respect to the Company or any Subsidiary not wholly owned by the Company except in connection with the disposition of the Excluded Assets; or

            (f) take any action that would require disclosure under Section 3.9; or

            (g) change any accounting policies or methods, except as required by generally accepted accounting principles; or

            (h) enter into any transaction with any Stockholder or any Affiliate of any Stockholder (an "Affiliated Transaction") or any officers, directors or employees of the Company or its Subsidiaries (other than with respect to officers, directors and employees in the ordinary course of business consistent with past practice) other than dividends permitted under
Section 3.9 or with respect to the disposition of the Excluded Assets; or

            (i) agree or commit to do any of the foregoing.

      SECTION 5.2 Other Conduct of the Company. Nothing contained in this Agreement shall be deemed to limit in any way the Stockholders' ability to cause the Company or any Subsidiary to make distributions or otherwise dispose of the Excluded Assets to the Stockholders or any Affiliate of the Stockholders or to incur indebtedness for borrowed money so long as the principal amount of such indebtedness outstanding as of the Closing has been included in the aggregate principal amount of all indebtedness for borrowed money of the Company and Subsidiaries on the Closing Balance Sheet and prepayment thereof is permitted without premium or penalty.

      SECTION 5.3 Access to Information. From the date hereof until the Closing Date, the Stockholders will (i) give, and will cause the Company and each Subsidiary to give, Buyer, its counsel, financial advisors, auditors, lenders, consultants and other authorized representatives reasonable access to the offices, key employees, properties, books and records of the Company and the Subsidiaries; (ii) furnish, and will cause the Company and each Subsidiary to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any Subsidiary as such Persons may reasonably request; and (iii) instruct counsel and financial advisors of the Stockholders or the Company or any Subsidiary to cooperate with Buyer in its investigation of the Company or any Subsidiary. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Stockholders, the Company or any Subsidiary. Notwithstanding the foregoing, Buyer shall not have access to personnel records of the Company and the Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in the Stockholders' good faith opinion is sensitive or the disclosure of which could subject the Company or any Subsidiary to risk of liability.

      SECTION 5.4 Notices of Certain Events. The Stockholders shall promptly notify Buyer of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

            (c) material variances from the representations and warranties contained in Article 3;

            (d) any actions, suits, claims investigations or proceedings commenced relating to Stockholders or the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12; and

            (e) any change in the financial condition of the Company or any Subsidiary or in their properties, Liabilities or operations which has or may be reasonably expected to have a Material Adverse Effect.

      SECTION 5.5 Resignations. Stockholders will deliver to Buyer the resignations of all directors of the Company and each Subsidiary at or prior to the Closing Date.

      SECTION 5.6 Exclusivity. Until consummation of the transactions contemplated hereby or termination of this Agreement pursuant to Article 12, none of the Company, the Stockholders or any of their respective Subsidiaries, Affiliates, representatives, officers, employees, directors, or agents will, directly or indirectly, (a) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person or enter into any agreement or accept any offer relating to any (i) reorganization, liquidation, dissolution or refinancing of any of the Company or any of its Subsidiaries, (ii) recapitalization, merger or consolidation involving the Company or any of its Subsidiaries, (iii) purchase or sale of substantially all of the assets (other than a purchase or sale of inventory in the ordinary course of business consistent with past custom and practice) or capital stock or equity interest of the Company or any of its Subsidiaries or (iv) similar transaction or business combination involving the Company or any of its Subsidiaries or the assets of any of them (each of the foregoing actions described in clauses (i) through (iv), a "Company Transaction") or (b) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing; provided that any transactions contemplated hereby or involving a disposition of the Excluded Assets shall not constitute a Company Transaction for purposes hereof. The Company and each Stockholder agrees to notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction.

      SECTION 5.7 Noncompete and Nonsolicitation. As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Stockholders acknowledges and agrees as follows:

            (a) During the period from the Closing Date to and including the fifth anniversary of the Closing Date (the "Noncompete Period"), no Stockholders shall have any affiliation (as defined below) with any Person anywhere in the world which engages in the sale of products sold by the Company and its Subsidiaries or which competes with the businesses of the Company and its Subsidiaries, as such products and businesses exist or are in process as of the Closing Date; provided that nothing contained herein shall be construed to prohibit any Stockholders from purchasing (i) securities of the Company or (ii) up to an aggregate of 2% of any class of the outstanding voting securities of any Person whose securities are listed on a national securities exchange or traded in the NASDAQ national market system (a "Public Company") (including, for purposes of calculating the percentage of such securities which may be purchased by such Stockholder, the securities of such Public Company then owned by all Affiliates of such Stockholder to the extent such Persons are acting in concert or otherwise constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934) if such Stockholder does not have an active role in the management of such Public Company, it being understood that the exercise of voting rights with respect to any such voting securities, in and of itself, shall not constitute such a role. For purposes of this Section 5.7, the term "affiliation" shall mean any direct or indirect interest in a Person, whether as an officer, director, employee, investor, partner, stockholder, sole proprietor, trustee, consultant, agent, representative, broker, promoter or otherwise.

            (b) During the Noncompete Period, each of the Stockholders shall not, and shall not permit any of his or her Affiliates to (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of such Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, (ii) hire directly or through an Affiliate any person who, to such Person's knowledge, was an employee of the Company or its Subsidiaries within 180 days prior to the Closing Date, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company or its Subsidiaries.

            (c) Notwithstanding anything in this Section 5.7 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this
Section 5.7 are found by a final order of a court of competent jurisdiction to be unreasonable or otherwise unenforceable under circumstances then existing, each Stockholder agrees that the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the parties that the restrictions contained herein shall be effective to the fullest extent permissible. The Stockholders acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of Section 5.7(a) or Section 5.7(b) and that, in such event, Buyer or its successors or assigns may, in addition to any other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of the provisions of this Section 5.7 (including the extension of the Noncompete Period applicable to any Stockholder by a period equal to the length of court proceedings necessary to stop such violation); provided that such Stockholder is found to have been in violation of the provisions of this Section 5.7. Any injunction shall be available without the posting of any bond or other security. In the event of an alleged breach or violation by any such Stockholder of any of the provisions of this Section 5.7, the Noncompete Period will be tolled for any such Stockholder until such alleged breach or violation is resolved. The Stockholders agree that the restrictions contained in this Section 5.7 are reasonable in all respects. $114,866.25 of the Redemption Amount is in consideration of the covenants contained in this Section 5.7.

      SECTION 5.8 Real Estate Matters.

            (a) Title Insurance. The Company shall obtain, in preparation for Closing and shall have delivered to Buyer, a commitment for an ALTA Owners or Leasehold Policy of Title Insurance, as the case may be, for each parcel of Real Property located in the United States (the "Title Commitments"), issued by a title insurer satisfactory to Buyer (the "Title Insurer"), in such amount as Buyer reasonably determines to be the fair market value (including all improvements thereon), insuring Buyer's interest in such parcel as of Closing, subject only to the Permitted Liens. The Company will provide Buyer with title insurance policies ("Title Policies") on or before the Closing, from the Title Insurer based upon the Title Commitments. The Company will deliver to the Title Insurer all affidavits, undertakings and other title clearance documents necessary to issue the Title Policies and endorsements thereto. Each such Title Policy will be dated as of the date of Closing and (a) insure title to the applicable parcels of real estate and all recorded easements benefitting such parcels, subject only to Permitted Liens, and (b) contain such other endorsements as Buyer and Buyer's lender, if any, may reasonably request. The Stockholders shall bear one-half of the expense of the Title Commitments and Title Policies and Buyer shall bear the other one-half of such expense.

            (b) Surveys. The Company shall obtain in preparation for the Closing, and shall have delivered to Buyer, current surveys, or documents that are considered in the country in which the Real Property is located to be the reasonable equivalent, of the parcels of Real Property listed on Schedule 5.8(b) (the "Surveys"). The Surveys of Real Property located in the United States shall be prepared by a licensed surveyor, reasonably satisfactory to Buyer, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys and such standards as the Title Insurer may require as a condition to the removal of any survey exceptions from the Title Policy for said parcel, and certified to Buyer, Buyer's lender and the Title Insurer. The Stockholders shall bear one-half of the cost and expense of the Surveys, and Buyer shall bear the other one-half of such expense.

            (c) Estoppel Letter Prior to Closing, the Company shall obtain an estoppel and consent letter (the "Estoppel Letter") with respect to each parcel of Leased Real Property from the landlords, lessors, sublessors or licensors for such property in form and content reasonably satisfactory to Buyer and Buyer's lender under the Credit Facility.

      SECTION 5.9 Affiliated Transactions. The Company shall terminate all Affiliated Transactions prior to or concurrent with the Closing.

      SECTION 5.10 Trusts. For a period of twenty-four months from the Closing each Stockholder that is a Trust owning in excess of 5% of the outstanding Shares (i) shall not cause the Trust to be voluntarily dissolved and (ii) shall make no discretionary distributions of the portion of the

Redemption Amount received by the Trust unless provision is made that any Person who receives such distribution acknowledges in writing that the assets received in said distribution will remain subject to the Stockholders' obligations to the Buyer hereunder.

                                    ARTICLE 6
                               COVENANTS OF BUYER

      SECTION 6.1 Access; Assistance.

            (a) Buyer agrees that it will cause the Company and each Subsidiary, on and after the Closing Date, to afford promptly to the Stockholders, and each of them, and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit the Stockholders to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by the Stockholders shall not unreasonably interfere with the conduct of the business of Buyer or the Company.

            (b) Buyer agrees that it will cause the management of the Company and the Subsidiaries to assist the Stockholders and the Seller's Representative in the preparation of the Closing Balance Sheet to be delivered by the Stockholders to Buyer in accordance with Section 2.3 hereof and the actions described in Article 8 hereof.

                                    ARTICLE 7
                     COVENANTS OF BUYER AND THE STOCKHOLDERS

      Buyer and the Stockholders agree that:

      SECTION 7.1 Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer and the Stockholders will use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided that with respect to the Credit Facility, reasonable efforts shall mean obtaining the financing thereunder pursuant to terms not inconsistent with either of the two commitment letters issued to Buyer, true and complete copies of which have been delivered to the Stockholders. The Stockholders and Buyer agree, and the Stockholders, prior to the Closing, and Buyer, after the Closing, agree to cause the Company and each Subsidiary, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

      SECTION 7.2 Certain Filings. The Stockholders and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      SECTION 7.3 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

      SECTION 7.4 Confidentiality. Prior to the Closing Date and after any termination of this Agreement, the parties and their Affiliates will hold, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Company or any Subsidiary furnished to any other or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) known on a nonconfidential basis by the receiving party or an affiliate of the receiving party prior to its being furnished by the Company or a Subsidiary; (ii) in the public domain through no fault of the receiving party or an Affiliate of the receiving party; or (iii) acquired on a nonconfidential basis by the receiving party or an Affiliate of the receiving party from sources, other than the disclosing party, or any Affiliate, under no obligation to maintain the confidentiality thereof; provided that the receiving party may disclose such information to its officers, directors, employees, accountants, lenders, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by the receiving party of the confidential nature of such information and agree to treat such information confidentially. The receiving party shall be responsible for any failure to treat such information confidentially by such Persons. If this Agreement is terminated, the receiving party and its Affiliates will, and will cause their respective officers, directors, employees, accountants, lenders, counsel, consultants, advisors and agents to, destroy or deliver to the delivering party, upon request, all documents and other materials, and all copies thereof, obtained by the receiving party or its Affiliates or on their behalf from the disclosing party or any Affiliate in connection with this Agreement.

                                    ARTICLE 8
                                   TAX MATTERS

      SECTION 8.1 Tax Definitions. The following terms, as used herein, have the following meanings:

      "Code" means the United States Internal Revenue Code of 1986, as amended.

      "Federal Tax" means any Tax imposed under Subtitle A of the Code.

      "Final Determination" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by Buyer, the Stockholders or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

      "Post-Closing Tax Period" means any Tax period beginning on the Closing Date and, with respect to a Tax period that includes but does not end on the Closing Date, the portion of such Tax period beginning on the Closing Date.

      "Pre-Closing Tax Period" means any Tax period ending before the Closing Date and, with respect to a Tax period that includes but does not end on the Closing Date, the portion of such Tax period ending on the day before the Closing Date.

      "Straddle Period" means any Tax period that begins before and ends on or after the Closing Date.

      "Tax" or "Taxes" means (i) any and all federal, state, local and foreign taxes, charges, fees, levies, assessments or other governmental charges, duties, impositions and liabilities relating to taxes, including but not limited to, taxes based upon or measured by income, profits, gross receipts, sales, use and occupation, and value added, services, ad valorem, alternative minimum, transfer, license, franchise, capital stock, withholding, payroll, occupancy, recapture, employment, unemployment, stamp, excise, net worth, accumulated earnings, personal holding company, and property taxes, together with any interest, penalty, addition to tax or additional amount due from, or in respect of, the Company or any Subsidiary imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority") and (ii) with respect to the Company or any Subsidiary, any liability for the payment of any amount of the type described in clause (i) as a result of being a member of an affiliated, consolidated or combined group with any other corporation at any time prior to the Closing Date.

      "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any similar credit or tax attribute which could reduce Taxes (including, without limitation, any deduction or credit related to alternative minimum Taxes).

      SECTION 8.2 Tax Representations.

            (a) Filing of Pre-Closing Returns. The Stockholders represent and warrant to Buyer as of the date hereof and as of the Closing Date that, except as set forth in the Balance Sheet (including the notes thereto) or on Schedule 8.2(a), (i) all Tax returns, statements, reports and forms (collectively, the "Returns") required to be filed with any Taxing Authority on or before the Closing Date with respect to any Pre-Closing Tax Period by, or with respect to, the Company or any Subsidiary have been filed or will be filed (or the Stockholders have timely and properly filed valid extensions of time with respect to the filing thereof) on or before the Closing Date in accordance with all applicable laws and all such Returns are correct and complete in all material respects; (ii) the Company and the Subsidiaries have timely paid or will timely pay all Taxes due and payable as of the day immediately prior to the Closing Date; and (iii) there is no action, suit, proceeding, investigation, audit or claim now pending against or with respect to the Company or any Subsidiary in respect of any Tax.

            (b) Notification of Tax Proceedings. Between the date hereof and the Closing, to the extent the Stockholders have knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Taxes due or any bill for collection of any Taxes due, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Taxes of the Company or any Subsidiary, the Stockholders shall provide prompt notice to Buyer of such matter, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Taxing Authority with respect to such matter.

            (c) Tax Elections, Waivers and Settlements. Between the date hereof and the Closing Date, the Stockholders shall not, and shall cause the Company and each Subsidiary not to, take any of the following actions: (i) make, revoke or amend any Tax election; (ii) execute any waiver of restrictions on assessment or collection of any Taxes; or (iii) except as set forth on Schedule 8.2(c), enter into or amend any return, agreement or settlement with any Taxing Authority.

            (d) Subchapter S Status. The Company has had valid S elections and, for each of its U.S. Subsidiaries, has had valid QSSS elections in effect at all times since January 1, 1997 for federal and applicable state purposes, provided, however, that the S election in relation to the State of Pennsylvania has been effective since January 1, 1998.

      SECTION 8.3 Certain Tax Covenants.

            (a) Buyer's Covenants. Buyer covenants that it will not, and will not cause or permit the Company or any Subsidiary to, (i) file any Return (including any amended Return) for a Post-Closing Tax Period that is inconsistent with any permissible method of accounting or treatment of items used on a Return for a Pre-Closing Tax Period as long as such method or item has a reasonable basis under applicable law, regulation or Taxing Authority guidance and in the event the Buyer and Stockholders cannot agree as to whether such a method or treatment was permissible, such dispute shall be resolved by an Accounting Referee whose costs, fees and expenses shall be borne equally by Buyer and Stockholders, provided, however, that the Company's treatment of its foreign Subsidiaries as a division of the Company under the "check-the-box" regulation as described in
Schedule 8.2(c) shall be deemed permissible for purpose of this Section 8.3(a) unless there is a Final Determination that such treatment is not permissible;
(ii) amend any Return; or (iii) make or change any Tax election; if any of such actions would give rise to any liability of the Stockholders for Taxes, or under this Agreement, in respect of any Pre-Closing Tax Period. Buyer covenants that it will not, and will not cause or permit the Company or any Subsidiary to, agree or settle or permit the settlement of any liability, or compromise any claims with respect to Taxes if any of such actions would give rise to any liability of a Stockholder for Taxes for any Pre-Closing Tax Period or otherwise under this Agreement without the prior consent of such Stockholder (which consent shall not be unreasonably withheld). Buyer shall be liable for and shall pay any and all Taxes resulting from any action referred to in this Section 8.3(a) and Buyer shall indemnify, defend and hold the Stockholders and the Affiliates harmless against any and all such Taxes.

            (b) Refunds. Buyer shall promptly pay or shall cause prompt payment to be made to the Stockholders of all refunds of Taxes and interest thereon received by Buyer, any Affiliate of Buyer, the Company, or any Subsidiary attributable to Taxes paid by the Stockholders, the Company or any Subsidiary (or any predecessor or Affiliate of the Stockholders) on or before the Closing Date and to Taxes paid by the Stockholders pursuant to Sections 8.5(a) and 8.5(b) but only to the extent said refunds and interest exceed the sum of the amounts reflected in the Closing Balance Sheet for said refunds and interest plus any interest accruing on such amounts so reflected after the Closing Date.

            (c) Other Taxes. All documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Buyer, and Buyer will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, the Stockholders will, and will cause their Affiliates to, join in the execution of any such tax returns and other documentation.

            (d) Method of Proration for Income Tax. Items of income, loss, deduction or credit shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period based on a closing of the books and records of the relevant entity or entities as of the Closing Date (provided that, for this purpose, depreciation, amortization and depletion for any Straddle Period shall be apportioned on a daily pro rata basis). Notwithstanding anything to the contrary in the preceding sentence, the parties agree that for income tax purposes, items of income, loss, deduction or credit for any Straddle Period shall be apportioned between the Pre-Closing Tax Period and Post-Closing Tax Period in accordance with U.S. Treasury Regulations Section 1.1362-3(b), which Regulations shall be reasonably interpreted by the parties in a manner intended to achieve the method of apportionment described in the preceding sentence. Further, the performance or sale related bonuses (other than incentive bonuses related to 1999 performance) to the extent not deductible under Section 162 of the Code, stock appreciation rights, option payments, deferred compensation payments, payments under the Retirement Plan for Outside Directors and the Supplemental Executive Retirement Plan noted in Section 2.5(ii) will not be deducted in the final S Corporation return but will be deducted by the Company on its C Corporation return ending after the Closing.

            (e) No Contrary Elections. The Stockholders and Buyer will not exercise any option or election (including any election to ratably allocate a Tax year's items under Treasury Regulation Section 1.1362-3(a)) to allocate Tax items in a manner inconsistent with Section 8.3(d) hereof.

            (f) Preparation and Filing of Tax Returns. (i) The Stockholders shall have the right and obligation to timely prepare and file, and cause to be timely prepared and filed, when due any 1998 and 1999 federal and state income Tax Return of the Company or any Subsidiary for any period ending prior to the Closing Date, including, without limitation, all final Returns of the Company as an "S Corporation" or any Subsidiary which is classified as a "qualified subchapter S subsidiary" as such terms are defined in Section 1361 of the Code (hereinafter, "S Corporation" and "QSSS," respectively) for the period beginning on the first day of the fiscal year of the Company or a Subsidiary, as the case may be, in which the Closing occurs through and including the day before the Closing Date. Such Returns shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted by the Stockholders to Buyer (together with schedules, statements and, to the extent requested by Buyer, supporting documentation) at least 30 days prior to the due date (with regard to extensions) for such Returns. Buyer shall have the right to review all work papers and procedures used to prepare any such Return. If Buyer within 10 business days after delivery of any such Return notifies the Stockholders in writing that it objects to any item in such Return because the treatment of such item has no reasonable basis, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Return) by a nationally recognized independent accounting firm chosen by and mutually acceptable to both Buyer and the Stockholders (an "Accounting Referee"). The costs, fees and expenses of such Accounting Referee shall be borne equally by Buyer and the Stockholders. Upon resolution of all such items, the relevant Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. Buyer and the Stockholders shall cooperate to the end that any such Returns are filed when due (taking into account any extension of a required filing date) and Buyer shall thereupon cause an officer of the Company to sign any such Returns. To the extent that tax accounting for any item is specified in this Agreement, such tax accounting shall be binding upon the Accounting Referee.

      (ii) Buyer shall have the right and obligation to timely prepare and file, and cause to be timely prepared and filed, when due, all other Returns that are required to be filed by the Company or any Subsidiary.

      SECTION 8.4 Cooperation on Tax Matters.

      (a) Notice. In the event any income Taxing Authority informs the Stockholders or their Affiliates, on the one hand, or Buyer, the Company, any Subsidiary or any Affiliate of Buyer, on the other, of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the other party may be liable, the party so informed shall promptly notify the other party of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Taxing Authority with respect to such matter.

      (b) Assistance. The Stockholders, on the one hand, and Buyer and the Company, on the other, shall cooperate (and cause their Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Company or any Subsidiary, including (i) preparation and filing of Tax Returns; (ii) determining the liability and amount of any Taxes due or the right to and amount of any refund of Taxes; (iii) examinations of any Returns; and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include each party making all information and documents in its possession relating to the Company and Subsidiaries available to the other party. Each party also shall make available to the other parties, as reasonably requested, personnel (including officers, directors, employees and agents) responsible for preparing, maintaining and interpreting information and documents relevant to Taxes, personnel necessary to sign Returns and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes.

      (c) Consent to Settlement. Buyer and the Stockholders shall not agree to settle or permit the settlement of any liability or compromise any claims with respect to Taxes, which settlement or compromise may affect the liability for Taxes (or right to a Tax Benefit) of the other party, without such other party's consent (which consent may not be unreasonably withheld). Neither Buyer nor the Stockholders shall make, revoke or amend any Tax election or amend any Return of the other party, without such other party's consent (which consent may not be unreasonably withheld), which may affect the other party's liability for Taxes or right to a Tax Benefit, except as disclosed in Section 8.2(c).

      (d) Defense. The Stockholders may discharge, at any time, its indemnification obligation under this Article 8 by paying to Buyer the amount of the applicable loss, calculated on the date of such payment. The Stockholders or Buyer, as the case may be, may at its own expense, participate in and, upon notice to the other party, assume the defense of any claim, suit, action, litigation or proceeding (including any Tax audit) for which it may be liable for indemnification hereunder. If the indemnifying party assumes defense, the other party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

      SECTION 8.5 Indemnification.

      (a) Taxes Related to Transactions. Notwithstanding anything to the contrary in this Article 8, the Stockholders shall be liable for and shall pay when due (i) any and all Taxes imposed on the Stockholders arising in any way in connection with the sale of the Repurchased Shares; (ii) any Taxes payable by the Stockholders as shareholders of the Company; and (iii) except for Taxes payable by the Company under Section 1363(d) of the Code (relating to LIFO recapture upon an election to be treated as an S Corporation), any corporate level Taxes imposed upon the Company resulting from the sale of the Repurchased Shares contemplated by Section 2.1 or the distribution or other disposition of the Excluded Assets (including without limitation corporate level Taxes imposed under Section 1374 of the Code), and the Stockholders shall promptly indemnify, defend and hold Buyer and its Affiliates, and as of the Closing Date, the Company and any Subsidiary, harmless against any and all such Taxes. To the extent the distribution or other disposition of Excluded Assets creates a sale or exchange to the Company for federal or state income tax purposes, the treatment of such sale or exchange on the Company's Corporation tax returns for any Pre-Closing Tax Period will not be objected to by Buyer pursuant to Section 8.3(f) as long as such treatment is supported by appraisals conducted by professional valuation firms.

      (b) Stockholders Liable For Certain Company and Shareholder Level Taxes. The Stockholders shall be liable for and shall pay when due, and shall promptly indemnify, defend and hold Buyer and its Affiliates, and as of the Closing Date, the Company and any Subsidiary, harmless from and against, any and all Taxes imposed on items of income, loss, deduction or credit which are passed trough to the Stockholders as shareholders of the Company for any time periods during which the Company or any Subsidiary is classified as an S Corporation or QSSS, respectively, and the Stockholders are shareholders of the Company, including, without limitation, any and all Taxes imposed on items of income, loss, deduction or credit which are passed through to the Stockholders as shareholders of the Company under the provisions of Section 1366 of the Code. The Stockholders shall also indemnify Buyer for (i) any Tax liability of the Company or any of its Subsidiaries for any Pre-Closing Tax Period attributable to the failure of any S election or QSSS election to be valid or the termination or revocation of any such election (except for Taxes payable by the Company under Section 1363 of the Code relating to LIFO recapture upon an election to be treated as an S Corporation); (ii) any Tax not paid or accrued for on the Closing Balance Sheet imposed on the Company or any of its Subsidiaries for any Pre-Closing Tax Period;

and (iii) any Tax attributable to the Transactions, and to any other transactions outside the ordinary course of business not directed by Buyer, occurring on the Closing Date but prior to the Closing, the liability for which does not result in an adjustment to the Redemption Amount pursuant to Section
2.4. The Stockholders have the right to defend and take corrective action to reduce or eliminate such Taxes. Buyer agrees to cooperate in any such effort taken by the Stockholders or their representatives.

      (c) Stockholders Not Liable For Other Corporate Level Taxes. Except for those corporate level Taxes expressly treated under Sections 8.5(a) and 8.5(b) above, the Stockholders shall not be liable for any other Taxes imposed on the Company or any Subsidiary, including, without limitation, any Taxes payable by the Company under Section 338 of the Code (relating to a deemed asset sale) or
Section 1363 of the Code (relating to LIFO recapture upon an election to be treated as an S Corporation) and Buyer, the Company and the Subsidiaries, jointly and severally, shall promptly indemnify, defend and hold the Stockholders and their Affiliates harmless from and against any and all such Taxes.

      (d) Tax Benefit. If either party's indemnification obligation under this
Article 8 arises in respect of an adjustment which makes allowable to the other party, any of its Affiliates or, as of the Closing, the Company or any Subsidiary, any deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, then any indemnification payment shall be an amount equal to (x) the amount otherwise due but for this Section 8.5(d), minus (y) the amount of any Tax refunds at the time received or the amount of any reduction in Taxes at the time realized.

      SECTION 8.6 Adjustments. Any amount paid to or by the Stockholders under
Section 8.3 or 8.5 shall be treated as an adjustment to the Redemption Amount unless a Final Determination causes any such amount to not constitute an adjustment to the Redemption Amount for Federal Tax purposes. Any payment required to be made by Buyer or the Stockholders under Section 8.3 or 8.5 that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 662 1(a)(2) of the Code until paid.

      SECTION 8.7 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Article 8 or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

                                    ARTICLE 9
                                EMPLOYEE BENEFITS

      SECTION 9.1 Maintenance of Benefits. During the period commencing on the Closing Date and ending on the second anniversary thereof (the "Compensation Maintenance Period"),

Buyer or its Affiliate shall provide employees of the Company and the Subsidiaries ("Employees") with compensation and employee benefits reasonably comparable in the aggregate to those provided to such Employees immediately prior to the Closing Date. Notwithstanding the foregoing, this Section 9.1 shall not apply to any Employee included in a unit of employees covered by a collective bargaining agreement.

      SECTION 9.2 Service Recognition. Buyer and its Affiliates shall recognize service with the Company, the Subsidiaries, the Stockholders and their Affiliates as service for all purposes under any benefit plan maintained by Buyer or its Affiliates, except for purposes of benefit accrual under any defined benefit pension plan (other than a defined benefit pension plan maintained by the Company or a Subsidiary as of the Closing Date). Buyer and its Affiliates shall credit the dollar amount of all expenses incurred by Employees and their respective eligible dependents during the applicable plan year in which occurs the Closing Date, to the extent relevant, for purposes of satisfying such plan year's deductible and co-payment limitations under any applicable plan in which such Employees participate after the Closing Date. Notwithstanding the foregoing, this Section 9.2 shall not apply to an Employee included in a unit of employees covered by a collective bargaining agreement.

      SECTION 9.3 No Third-Party Beneficiaries. The provisions of this Article 9 shall not create any rights in any Employee or any other person who is not a party to this Agreement, and no such person shall have any rights as a third-party beneficiary hereof.

                                   ARTICLE 10
                              CONDITIONS TO CLOSING

      SECTION 10.1 Conditions to Obligations of Buyer and the Stockholders. The obligations of Buyer and the Stockholders to consummate the Closing are subject to the satisfaction of the following conditions:

            (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

            (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained, except for any such actions or filings the failure to take, make or obtain would not reasonably be expected to have a Material Adverse Effect.

      SECTION 10.2 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) Stockholders' Performance. (i) The Stockholders shall have performed in all material respects all of its obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of the Stockholders contained in this Agreement and in any certificate or other writing delivered by the Stockholders pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (without giving effect to any disclosures made by the Company or the Stockholders after the date hereof), except for consequences of the consummation of the Transactions and the disposition of the Excluded Assets, and (iii) Buyer shall have received a certificate signed by the duly authorized representative or representatives (any of which representatives may be officers of the Company) of the Stockholders to the foregoing effect.

            (b) Company`s Opinion. Buyer shall have received an opinion of Defrees & Fiske, counsel to the Company, dated the Closing Date in the form of
Schedule 10.2(b) attached hereto addressed to the Buyer and the Buyer's lenders. In rendering such opinion, such counsel may rely upon certificates of public officers; upon opinions of counsel reasonably satisfactory to Buyer as to matters governed by the laws of jurisdictions other than Illinois, the Delaware General Corporation Law or the federal laws of the United States of America; and, as to matters of fact, upon certificates of officers of the Company or any Subsidiary, copies of which opinions and certificates shall be contemporaneously delivered to Buyer.

            (c) Good Standing. Buyer shall have received all documents it may reasonably request relating to the existence and good standing of the Company and the Subsidiaries, all in form and substance reasonably satisfactory to Buyer.

            (d) Amendment of Certificate of Incorporation. The Company's Certificate of Incorporation shall have been amended and restated in the form of
Schedule 2.1(a) attached hereto, shall be in full force and effect under the laws of the State of Delaware as of the Closing as so amended and restated and shall not have been further amended or modified.

            (e) Escrow Agreement. The Company and the Stockholders shall have entered into the Escrow Agreement in the form of Schedule 2.2(b)(iii) attached hereto, and the Escrow Agreement shall be in full force and effect as of the Closing.

            (f) Stockholders Agreement. The Company, the Remaining Stockholders, and each of the individuals listed on Schedule 10.2(f)(1) shall have entered into a stockholders agreement containing customary terms and conditions substantially in the form set forth in Schedule 10.2(f)(2) attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

            (g) Financing. The Company shall have received financing under the Credit Facility on terms satisfactory to Buyer.

            (h) Litigation. No suit, action or proceeding before any court or governmental body will be pending or threatened which would prevent the consummation of the transactions contemplated by this Agreement or the agreements contemplated hereby.

            (i) Consents and Approvals. All consents and approvals by (a) governmental agencies that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby will have been obtained and (b) third parties that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any material instrument, contract, lease, license or other agreement to which the Company or its Subsidiaries is a party, will have been obtained on terms and conditions reasonably satisfactory to Buyer. The Company shall have obtained the Estoppel Letters.

            (j) Registration Rights Agreement. The Company, the Remaining Stockholders, and each of the individuals listed on Schedule 10.2(f)(1) shall have entered into a registration rights agreement substantially in the form of
Schedule 10.2(j) attached hereto (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect as of the Closing and shall have not been amended or modified.

            (k) Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel.

            (1) Title Insurance and Surveys. Buyer shall have received the Title Policies and the Surveys.

            (m) Pay-off Letters. Buyer shall have received pay-off letters for Indebtedness, if any, to be paid as of the Closing and evidence that the Company's line of credit shall have been terminated.

      SECTION 10.3 Conditions to Obligation of the Stockholders. The obligation of the Stockholders to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) Buyer's Performance. (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date; and (iii) the Stockholders shall have received a certificate signed by a Member of the Board of Members of Buyer to the foregoing effect.

            (b) Buyer's Opinion. The Stockholders shall have received an opinion of Kirkland & Ellis, counsel to Buyer, dated the Closing Date in the form of
Schedule 10.3(b)
attached hereto addressed to the Stockholders. In rendering such opinion, such counsel may rely upon certificates of public officers; upon opinions of counsel reasonably satisfactory to the Stockholders as to matters governed by the laws of jurisdictions other than Illinois, the Delaware General Corporation Law or the federal laws of the United States of America; and, as to matters of fact, upon certificates of officers of Buyer, copies of which opinions and certificates shall be contemporaneously delivered to the Stockholders.

            (c) Consents. The Stockholders shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 4.3, in each case in form and substance reasonably satisfactory to the Stockholders, and no such consent, authorization or approval shall have been revoked.

            (d) Good Standing. The Stockholders shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to the Stockholders.

            (e) Escrow Agreement. Buyer shall have entered into the Escrow Agreement in the form of Schedule 2.2(b)(iii) attached hereto, and the Escrow Agreement shall be in full force and effect as of the Closing.

            (f) Buyer's Investors. Buyer shall have delivered to the Stockholders a complete list of the investors in the Common Stock and the Preferred Stock, other than the Remaining Stockholders, and such other information as reasonably requested by the Stockholders to evaluate the applicability of HSR Act.

            (g) Litigation. No suit, action or proceeding before any court or governmental body will be pending or threatened which would prevent the consummation of the transactions contemplated by this Agreement or the agreements contemplated hereby.

                                   ARTICLE 11
                            SURVIVAL; INDEMNIFICATION

      SECTION 11.1 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the date which is eighteen months after the Closing Date; provided that the covenants, agreements, representations and warranties contained in (i) Article 9 shall survive until the date which is six months after the expiration of the Compensation Maintenance Period; (ii) Article 8 shall survive as set forth in Section 8.7; (iii) Buyer's confidentiality letter agreement dated September 17, 1998 shall survive for the period set forth therein; (iv) Sections 3.1, 3.2, 3.5, 3.6, 3.17, 4.5, 4.9, 6.1, 11.4, 11.5 and
11.6 shall survive for the applicable statute of limitations; and (v) Section
5.7 shall survive for the period set
forth therein. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

      SECTION 11.2 Indemnification.

      (a) The Stockholders hereby indemnify Buyer and its Affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Stockholders (or the Company prior to or at the time of Closing) pursuant to this Agreement; provided that:

      (i) no misrepresentation or breach of warranty by the Stockholders (or the Company prior to or at the time of Closing) pursuant to this Agreement where the Damages are less than $10,000 in any single instance shall give rise to any liability of the Stockholders to Buyer, the Company or their Affiliates.

      (ii) the Stockholders shall not be liable unless the aggregate amount of Damages with respect to all matters for breaches of covenants, agreements, representations and warranties contained in this Agreement (other than those set forth in Sections 3.1, 3.2, 3.5, 3.6, and 3.17 and Article 5 (provided that the reference in Section 5.1 to Section 3.9 shall be deemed to refer to only Section 3.9(e) and 3.9(h)) exceeds $1,000,000 (the "Deductible") and then only to the extent of such excess, and

      (iii) the Stockholders' maximum liability for breaches of covenants, agreements, representations and warranties contained in this Agreement (other than those set forth in Sections 3.1, 3.2, 3.5, 3.6, and 3.17 and Article 5 (provided that the reference in Section 5.1 to Section 3.9 shall be deemed to refer to only Section 3.9(e) and 3.9(h)) shall not exceed $10 million (the "Cap").

      (b) The Stockholders hereby indemnify Buyer and its Affiliates against and agree to hold each of them harmless from any and all Damages (without regard to the Deductible or the Cap) incurred or suffered by Buyer or any of its Affiliates arising out of (i) the Company's ownership or operation of the Franklin Park Property prior to the Closing Date or remediation costs necessary to comply with any Environmental Law with respect to the Franklin Park Property,
(ii) the consequences of having treated foreign Subsidiaries as a division of the Company under the "check-the-box" regulations as described in Schedule 8.2(c), and (iii) patent infringement and related claims to the extent of the occurrence or existence of any events, facts or circumstances in any period or periods prior to and including the Closing asserted by Interlink Electronics, Inc. to the extent of Damages in excess of $100,000, and
(iv) that portion of the adjustment calculated on Schedule 2.6 and allocable to a payment required by Section 2.5(ii) and listed on Schedule 2.6 for which a deduction by the Company for a Post-Closing Tax Period is not allowed.

      (c) Buyer hereby indemnifies the Stockholders and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Stockholders or any of their Affiliates arising out of any misrepresentation, or breach of warranty, covenant or agreement made or to be performed by Buyer (or the Company after the Closing) pursuant to this Agreement; provided that:

      (i) no misrepresentation or breach of warranty made or to be performed by Buyer (or the Company after the Closing) pursuant to this Agreement where the Damages in any single instance are less than $10,000 shall give rise to any liability of Buyer to the Stockholders or their Affiliates,

      (ii) Buyer shall not be liable for breaches of covenants, agreements, representations and warranties contained in this Agreement (other than Sections 4.1, 4.2, 4.5 and 4.9) unless the aggregate amount of Damages with respect to all matters for breaches of covenants, agreements, representations and warranties contained in this Agreement (other than sections 4.1, 4.2, 4.5 and 4.9) exceeds the Deductible and then only to the extent of such excess, and

      (iii) Buyer's maximum liability for breaches of covenants, agreements, representations and warranties contained in this Agreement (other than Sections 4.1, 4.2, 4.5 and 4.9) shall not exceed the Cap.

      (d) The Company hereby indemnifies the Stockholders and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Stockholders or any of their Affiliates arising out of any misrepresentation, or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

      SECTION 11.3 Procedures.

      (a) The Party seeking indemnification under Section 11.2 (the "Indemnified Party") agrees to give prompt written notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding ("Claim"), in respect of which indemnity may be sought for Damages hereunder and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request, including in any case, copies of any summons, complaint or other pleading which may have been served and any written claim, demand, invoice, billing or other document evidencing or asserting the Claim, and a good faith estimate of the amount of the Claim for indemnity. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

      (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party ("Third Party Claim") and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense in each case at its expense. If the Indemnifying Party assumes the control of the defense, the Indemnified Party shall be entitled to employ counsel, at its expense, separate from the counsel employed by the Indemnifying Party. In any event, the parties shall cooperate in the defense or prosecution of any Third Party Claim.

      (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 11.3,
(i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

      (d) The Stockholders and Buyer shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

      (e) The Seller's Representative and Buyer shall make available to each other, their counsel and accountants all information and documents reasonably available to them which relate to any Third Party Claim subject to indemnity hereunder and to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such Third Party Claim.

      (f) The Seller's Representative and his Deputies (collectively the "Representatives") shall be free from any liability when acting in good faith in accordance with any written advice or opinion received from legal counsel, an independent certified public accountant or other expert rendering advice or an opinion within the area of his or her expertise. The Representatives shall not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence of the Representatives with regard to their duties under this Agreement. The Stockholders and Buyer hereby covenant not to sue the Representatives as a result of any and all loss, damage, liability or expense that the Representatives may sustain or incur as a result of any action taken in good faith hereunder and not due to the Representatives' gross negligence or willful misconduct. The covenant not to sue in this Section 11.3(f) shall survive the termination of this Agreement.

      SECTION 11.4 Calculation of Damages.

            (a) The amount of any Damages payable under Section 11.2 by the Indemnifying Party shall be reduced by the amount of any Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of the Damages and shall be net of any amounts recovered or recoverable by the Indemnified Party under applicable insurance policies.

            (b) The Indemnifying Party shall not be liable under Section 11.2 for any (i) Damages relating to any matter to the extent that (y) there is included in the Closing Balance Sheet a specific liability or reserve relating to such matter so long as such liability or reserve is not exceeded or (z) the Indemnified Party had otherwise been compensated for such matter pursuant to the Redemption Amount adjustment under Section 2.4 or (ii) consequential or punitive Damages.

            (c) Notwithstanding any other provision of this Agreement to the contrary, if on the Closing Date the Indemnified Party has actual knowledge of any information that would cause one or more of the representations and warranties made by the Indemnifying Party to be inaccurate as of the date made, the Indemnified Party shall have no right or remedy after the Closing with respect to such inaccuracy and shall be deemed to have waived its rights to indemnification in respect thereof.

      SECTION 11.5 Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section
11.2 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a "Potential Contributor") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

      SECTION 11.6 Exclusivity. Except as specifically set forth in this Agreement, effective as of the Closing Buyer waives any rights and claims Buyer may have against the Stockholders, whether in law or in equity, relating to the Company, any Subsidiary or the Shares or the transactions contemplated hereby. The rights and claims waived by Buyer include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, claims for breach of contact, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, the provisions of Article 8 and Section 11.2 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Sections 2.4 and 6.1) or other claim arising out of this Agreement or the transactions contemplated hereby, other than for claims of fraud and intentional misrepresentation.

      SECTION 11.7 Escrow Agreement. The Escrow Amount shall be paid pursuant to the terms and conditions of the Escrow Agreement. The Escrow Agreement provides, among other things, that (a) Buyer shall offset against such cash deposited in the Escrow Account indemnification payments due under this Article 11, and (b) there shall be released to the Stockholders on December 31, 2000 the balance of the Escrow Account, less any indemnification payments made under this Article 11, subject to the holdback for unresolved claims for which a notice of claim has been given in accordance with the Escrow Agreement.

                                   ARTICLE 12
                                   TERMINATION

      SECTION 12.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written agreement of the Stockholders and Buyer;

            (b) by either the Stockholders or Buyer if the Closing shall not have been consummated on or before August 31, 1999 so long as the party terminating this Agreement is not in breach of its obligations under this Agreement;

            (c) by either the Stockholders or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

            (d) by Buyer if the amendments or supplements to the Schedules pursuant to Section 13.14(b) have, in the aggregate, a Material Adverse Effect.

The party desiring to terminate this Agreement pursuant to clauses 12.1(b), 12.1(c) or 12.1(d) shall give notice of such termination to the other party.

      SECTION 12.2 Effect of Termination. If this Agreement is terminated as permitted by Section 12.1 such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party; (ii) failure to perform a covenant of this Agreement; or (iii) breach by either party hereto of any representation or warranty or agreement continued herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 7.4, 13.3, 13.5, 13.6, 13.8, 13.9 and 13.10 shall survive any termination hereof pursuant to Section 12.1.

                                   ARTICLE 13
                                  MISCELLANEOUS

      SECTION 13.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to Buyer or the Company (after the Closing), to:

                  Key Acquisition, L.L.C.
                  c/o Doughty Hanson & Co., Ltd.
                  Times Place
                  45 Pall Mall
                  London SW1Y 5JG
                  England
                  Attention: Ken Terry
                  Fax: 171 747 9325

                  with a copy to:

                  Lovell White Durrant
                  65 Holborn Viaduct
                  London EC1A 2DY U.K.
                  Attention: Allan Murray Jones, Esq.
                  Fax: 171 248 4212

                  And a copy to:

                  Kirkland & Ellis
                  200 East Randolph Avenue
                  Chicago, Illinois 60601 USA
                  Attention: E. Paul Quinn
                  Fax: 312/861-2200

                  And a copy to:

                  Kirkland & Ellis
                  The International Financial Centre
                  25 Old Broad Street
                  London, EC2N 1HQ
                  Attention: Stuart Mills, Esq.
                  Fax: 171 816 8800
      if to the Stockholders or the Company (prior to the Closing), to:

                  Seller's Representative:
                  John W. Hupp
                  200 South Michigan Avenue
                  Suite 1100
                  Chicago, Illinois 60601 USA
                  Fax: 312/939-5617

                  with a copy to:

                  Defrees & Fiske
                  200 South Michigan Avenue, Suite 1100
                  Chicago, Illinois 60604
                  Attention: Henry J. Underwood
                  Fax: 312/939-5617

or at such other place as any party hereto shall furnish to each other party hereto in writing.

      All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

      SECTION 13.2 Amendments and Waivers.

            (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 13.3 Expenses. Except as provided in Sections 2.4, 5.8, 8.3(c) and 8.3(f)(i), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      SECTION 13.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that any Stockholder may assign any or all of its rights and obligations hereunder to any Permitted Transferee to whom such Stockholder sells, assigns or transfers any or all of such Stockholder's Shares prior to the Closing; provided that such Permitted Transferee expressly agrees in writing to be bound by the terms of this Agreement; provided further that Buyer may assign any or all of its rights or obligations under this Agreement to (i) the lender under the Credit Facility as collateral security therefor; or (ii) with written notice to the Seller's Representative, any Person who after the Closing acquires all or substantially all of the assets of the Company or a majority of the Common Stock of the Company. In the event of any transfer of Shares pursuant to the preceding sentence, Schedule 1.1-A shall be amended to reflect such sale, assignment or transfer.

      SECTION 13.5 Joint and Several Obligations of Stockholders. The obligations and liabilities of the Stockholders hereunder shall be the joint and several obligations of the Stockholders; provided that (i) the extent of the obligations and liabilities of a Person in his, her or its capacity as a trustee of a trust that is a Stockholder and as to which trust such Person is not a beneficial owner shall be limited to, and may be satisfied solely from, the assets of that trust and (ii) the extent of the obligations and liabilities of a Person in his capacity as a guardian of a guardianship that is a Stockholder may be satisfied solely from the portion of the Redemption Amount attributable to the Shares owned by such guardianship at the Closing.

      SECTION 13.6 Representative of Stockholders.

      (a) One Person (the "Seller's Representative") shall be appointed as representative of the Stockholders to act for the Stockholders in all matters with respect to this Agreement and its implementation by a written designation to that effect signed by all of the Stockholders and delivered to Buyer. Such written designation shall be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature was upon the same instrument. The name and address of the Person so appointed as Seller's Representative shall be the name and address of the Seller's Representative set forth in Section 13.1. Such appointment may be rescinded by written notice signed by the Stockholders holding in the aggregate more than 50% in interest of the Shares to that effect delivered to Buyer as provided in Section 13.1 and to the Person or Persons designated as the Seller's Representative and the other Stockholders as provided in the written designation by which the Seller's Representative was appointed; provided that said notice shall include the designation of a new Seller's Representative.

      (b) The Seller's Representative may, but is not required to, appoint one Person ("Deputy Seller's Representative") to act in his place and stead on each and every matter as to which the Seller's Representative shall have power and authority under this Agreement and the Escrow Agreement. Appointment of a Deputy Seller's Representative shall be by written designation signed by the Seller's Representative and delivered to Buyer. Such appointment may be rescinded by written notice signed by the Seller's Representative and delivered to Buyer, and a new Deputy Seller's Representative may be appointed in the same or in a separate notice. The Seller's Representative may carry out any of his rights, powers, or responsibilities under this Agreement or the Escrow Agreement either directly, through the Deputy Seller's Representative, or through his agents or attorneys.

      (c) Buyer and any other Person may rely on any written notice described in
(a) or (b) in all matters relating to this Agreement and its implementation unless and until Buyer or such other Person, as the case may be, receives a notice signed by the holders of more than 50% in interest of the Shares sold by the Stockholders to the Company hereunder or by the Seller's Representative, as the case may be.

      (d) The Stockholders hereby authorize the Seller's Representative to execute on their behalf the Escrow Agreement, the Stockholders Agreement and the Registration Rights Agreement and any subsequent amendments, modifications or waivers thereto.

      SECTION 13.7 Buyer's Certificate of Incumbency. Buyer shall deliver to Seller's Representative as reasonably requested from time to time a certificate of incumbency in a form reasonably acceptable to Seller's Representative designating the officer or officers having the authority to act for the Buyer in matters with respect to this Agreement. The authority of the Persons designated on said certificate shall be effective until written notice of the recission thereof is delivered to the Seller's Representative.

      SECTION 13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Illinois, without regard to the conflicts of law rules of such state.

      SECTION 13.9 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Northern District of Illinois or the Circuit Court of Cook County, Illinois, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on Buyer in the case of Buyer, and on the Seller's Representative in the case of the Stockholders, at the locations provided in Section 13.1 shall be deemed effective service of process on such party.

      SECTION 13.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 13.11 Counterparts; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Each of the Stockholders shall be deemed to have received a counterpart signed by the other parties hereto at the time the Seller's Representative has received such a counterpart. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as permitted by Section 13.4.

      SECTION 13.12 Entire Agreement. This Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Escrow Agreement and Buyer's confidentiality agreement dated September 17, 1998 constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Escrow Agreement and said letter agreement.

      SECTION 13.13 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      SECTION 13.14 Disclosure Schedules.

      (a) The parties acknowledge and agree that (i) the Schedules to this Agreement may include certain items and information solely for informational purposes for the convenience of Buyer and (ii) the disclosure by the Stockholders of any matter in the Schedules shall not be deemed to constitute an acknowledgment by the Stockholders that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. If any Schedule discloses an item or information in such a way as to make its relevance to the disclosure required by another Schedule readily apparent, the matter shall be deemed to have been disclosed in such other Schedule, notwithstanding the omission of an appropriate cross-reference to such other Schedule.

      (b) From the date hereof until the Closing Date, the Stockholders may amend and/or supplement the Schedules to this Agreement to reflect events or changes apparent after the execution of this Agreement.

      SECTION 13.15 Non-applicability of Credit Facility Agreements. Buyer and its Affiliates have been negotiating on behalf of the Company so that, at or prior to the Closing, the Company will enter into the following agreements to provide credit facilities to the Company: (i) a Credit Agreement among the Company, The Chase Manhattan Bank, Morgan Stanley Dean Witter, Chase Securities Inc. and other parties, and (ii) a Note Purchase Agreement among Morgan Stanley Senior Funding, Inc. and Chase Securities Inc. providing for the issuance of Senior Subordinated Increasing Rate Notes due June 30, 2000, along with all Notes and other instruments, documents, exhibits, schedules, annexes, and ancillary agreements and certificates executed or delivered by or on behalf of the Company or any Subsidiary to lenders in connection therewith (collectively, the "Credit Facility Agreements"). It is agreed that the representations, warranties, covenants or agreements made pursuant to this Agreement shall be deemed not to incorporate or otherwise reflect any provisions of the Credit Facility Agreements.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       KEY ACQUISITION, L.L.C.


                                       By: /s/ Ken Terry
                                           -------------------------------------
                                           Name:
                                           Title:


                                       KNOWLES ELECTRONICS, INC.


                                       By: /s/ Reg Garratt
                                           -------------------------------------
                                           Name: Reg G. Garratt
                                           Title: Chairman and CEO

                    STOCKHOLDERS OF KNOWLES ELECTRONICS, INC.

Nancy W. Knowles, John W. Hupp and Continental
Bank N.A., as Trustees for the Marital Trust under the Hugh S. Knowles Trust dtd. 8/22/74


By: /s/ Nancy W. Knowles               Continental Bank N.A., Trustee
    -----------------------------
      Nancy W. Knowles, Trustee
                                       By: /s/ Howard J. Tatar
                                           -------------------------------------
By: /s/ John W. Hupp                   Title: Senior Vice President
    -----------------------------
        John W. Hupp, Trustee

Nancy W. Knowles, John W. Hupp and Continental
Bank N.A., as Trustees for the Nancy W. Knowles
Trust under the Hugh S. Knowles Trust dtd. 8/22/74


By: /s/ Nancy W. Knowles               Continental Bank N.A., Trustee
    -----------------------------
      Nancy W. Knowles, Trustee
                                       By: /s/ Howard J. Tatar
                                           -------------------------------------
By: /s/ John W. Hupp                   Title: Senior Vice President
    -----------------------------
        John W. Hupp, Trustee

Nancy W. Knowles, John W. Hupp and Continental
Bank N.A., as Trustees for the James E. Knowles
Trust under the Hugh S. Knowles Trust dtd. 8/22/74


By: /s/ Nancy W. Knowles               Continental Bank N.A., Trustee
    -----------------------------
      Nancy W. Knowles, Trustee
                                       By: /s/ Howard J. Tatar
                                           -------------------------------------
By: /s/ John W. Hupp                   Title: Senior Vice President
    -----------------------------
        John W. Hupp, Trustee

Nancy W. Knowles, John W. Hupp and Continental
Bank N.A., as Trustees for the Margaret Knowles Schink
Trust under the Hugh S. Knowles Trust dtd. 8/22/74


By: /s/ Nancy W. Knowles               Continental Bank N.A., Trustee
    -----------------------------
      Nancy W. Knowles, Trustee
                                       By: /s/ Howard J. Tatar
                                           -------------------------------------
By: /s/ John W. Hupp                   Title: Senior Vice President
    -----------------------------
        John W. Hupp, Trustee

Nancy W. Knowles, John W. Hupp and Continental
Bank N.A., as Trustees for the Margaret Knowles Schink
Sub-Trust under the Hugh S. Knowles Trust dtd. 8/22/74


By: /s/ Nancy W. Knowles               Continental Bank N.A., Trustee
    -----------------------------
      Nancy W. Knowles, Trustee
                                       By: /s/ Howard J. Tatar
                                           -------------------------------------
By: /s/ John W. Hupp                   Title: Senior Vice President
    -----------------------------
        John W. Hupp, Trustee

Nancy W. Knowles, John W. Hupp and Continental
Bank N.A., as Trustees for the Katherine Knowles Strasburg
Trust under the Hugh S. Knowles Trust dtd. 8/22/74


By: /s/ Nancy W. Knowles               Continental Bank N.A., Trustee
    -----------------------------
      Nancy W. Knowles, Trustee
                                       By: /s/ Howard J. Tatar
                                           -------------------------------------
By: /s/ John W. Hupp                   Title: Senior Vice President
    -----------------------------
        John W. Hupp, Trustee

Nancy W. Knowles, John W. Hupp and Continental
Bank N.A., as Trustees for the Katherine Knowles Strasburg
Sub-Trust under the Hugh S. Knowles Trust dtd. 8/22/74


By: /s/ Nancy W. Knowles               Continental Bank N.A., Trustee
    -----------------------------
      Nancy W. Knowles, Trustee
                                       By: /s/ Howard J. Tatar
                                           -------------------------------------
By: /s/ John W. Hupp                   Title: Senior Vice President
    -----------------------------
        John W. Hupp, Trustee

Nancy W. Knowles, John W. Hupp and Continental
Bank N.A., as Trustees for the Nancy J. Knowles
Trust under the Hugh S. Knowles Trust dtd. 8/22/74


By: /s/ Nancy W. Knowles               Continental Bank N.A., Trustee
    -----------------------------
      Nancy W. Knowles, Trustee
                                       By: /s/ Howard J. Tatar
                                           -------------------------------------
By: /s/ John W. Hupp                   Title: Senior Vice President
    -----------------------------
        John W. Hupp, Trustee

James E. Knowles, Trustee under James E. Knowles d/o/t dated 12/18/96


By: /s/ James E. Knowles
    ------------------------------------
         James E. Knowles, Trustee


Margaret Knowles Schink, as Trustee f/b/o
Margaret Knowles Schink u/t/a dtd. 10/27/72


By: /s/ Margaret Knowles Schink
    ------------------------------------
      Margaret Knowles Schink, Trustee


Katherine Knowles Strasburg, as Trustee of the
Katherine Knowles Strasburg Separate Property
Revocable Trust UTA dtd. 12/3/88


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
    Katherine Knowles Strasburg, Trustee


Nancy W. Knowles, Trustee of the
Nancy W. Knowles d/o/t dated 4/18/90


By: /s/ Nancy W. Knowles
    ------------------------------------
         Nancy W. Knowles, Trustee


/s/ James Hugh Knowles
----------------------------------------
         James Hugh Knowles


/s/ Charles L. Knowles
----------------------------------------
      Charles L. Knowles


Susan Knowles Bates and Richard J.S. Bates, as Tenants in Common


/s/ Susan Knowles Bates
----------------------------------------
         Susan Knowles Bates
                and


/s/ Richard J.S. Bates
----------------------------------------
         Richard J.S. Bates


/s/ Nancy J. Knowles
-----------------------------------------
          Nancy J. Knowles

/s/ Hugh C. Schink
----------------------------------------
           Hugh C. Schink


Katherine Knowles Strasburg, as Trustee f/b/o
Theodore Knowles Schink u/t/a dtd. 12/24/79


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
    Katherine Knowles Strasburg, Trustee


Margaret Knowles Schink, as Trustee f/b/o
Laura Anne Strasburg u/t/a dtd. 12/30/78


By: /s/ Margaret Knowles Schink
    ------------------------------------
      Margaret Knowles Schink, Trustee


Paul A. Strasburg, as Custodian for Gregory Arthur
Strasburg under the NY Uniform Gifts to Minors Act


By: /s/ Paul A. Strasburg
    ------------------------------------
       Paul A. Strasburg, Custodian


Paul A. Strasburg, as Custodian for Gregory Arthur
Strasburg under the CA Uniform Transfers to Minors Act


By: /s/ Paul A. Strasburg
    ------------------------------------
       Paul A. Strasburg, Custodian


Paul A. Strasburg, as Trustee of the Paul A. Strasburg
Revocable Trust UTA dated 10/27/94


By: /s/ Paul A. Strasburg
    ------------------------------------
       Paul A. Strasburg, Trustee


Susan Knowles Bates and Richard J.S. Bates, as Trustees Under the Bates Children Trust II dtd. 12/15/92


By: /s/ Susan Knowles Bates
    ------------------------------------
       Susan Knowles Bates, Trustee


By: /s/ Richard J. S. Bates
    ------------------------------------
        Richard J. S. Bates, Trustee

James Hugh Knowles, as Successor Trustee of the Bates
Children 1997 Irrevocable Trust dtd 12/31/97


By: /s/ James Hugh Knowles
    ------------------------------------
           James Hugh Knowles,
           Successor Trustee


James H. Knowles and Robert E. Spellmeyer, Trustees of the James E. Knowles 1998 Gift Trust for James


By: /s/ James H. Knowles
    ------------------------------------
         James H. Knowles, Trustee


By: /s/ Robert E. Spellmeyer
    ------------------------------------
     Robert E. Spellmeyer, Trustee


Charles L. Knowles and Robert J. Nelson, Trustees of the James E. Knowles 1998 Gift Trustees for Charles


By: /s/ Charles L. Knowles
    ------------------------------------
       Charles L. Knowles, Trustee


By: /s/ Robert J. Nelson
    ------------------------------------
          Robert J. Nelson, Trustee


Susan K. Bates and Richard J. S. Bates, Trustees of the James E. Knowles 1998 Descendants Trust for Susan


By: /s/ Susan K. Bates
    ------------------------------------
           Susan K. Bates, Trustee


By: /s/ Richard J. S. Bates
    ------------------------------------
       Richard J. S. Bates, Trustee


Nancy J. Knowles and Jeffrey L. Brodsky, Trustees of the James E. Knowles 1998 Descendants Trust for Nancy


By: /s/ Nancy J. Knowles
    ------------------------------------
         Nancy J. Knowles, Trustee


By: /s/ Jeffrey L. Brodsky
    ------------------------------------
         Jeffrey L. Brodsky, Trustee

/s/ Susan Knowles Bates
----------------------------------------
Susan Knowles Bates


James Hugh Knowles and Robert Spellmeyer as Trustees of the Susan Knowles Bates 1998 Family Trust


By: /s/ James Hugh Knowles
    ------------------------------------
        James Hugh Knowles, Trustee


By: /s/ Robert Spellmeyer
    ------------------------------------
          Robert Spellmeyer, Trustee


James Hugh Knowles, as Trustee of the
Richard J. S. Bates 1998 Family Trust


By: /s/ James Hugh Knowles
    ------------------------------------
        James Hugh Knowles, Trustee


Susan K. Bates and James Hugh Knowles, as Trustees of the Richard J. S. Bates Annuity Trust


By: /s/ Susan K Bates
    ------------------------------------
           Susan K Bates, Trustee


By:  /s/ James Hugh Knowles
    ------------------------------------
        James Hugh Knowles, Trustee


Jeffrey L. Brodsky, Trustee of the Nancy J. Knowles
Grantor Retained Annuity Trust #1


By: /s/ Jeffrey L. Brodsky
    ------------------------------------
        Jeffrey L. Brodsky, Trustee


Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Katherine Knowles Strasburg Qualified
Annuity Trust for Laura Anne Strasburg, dtd 8/28/98


By: /s/ Margaret Knowles Schink
    ------------------------------------
    Margaret Knowles Schink, co-Trustee


By: /s/ Marsden S. Blois III
    ------------------------------------
      Marsden S. Blois III, co-Trustee

Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Katherine Knowles Strasburg Qualified
Annuity Trust for Gregory Arthur Strasburg, dtd 8/28/98


By: /s/ Margaret Knowles Schink
    ------------------------------------
    Margaret Knowles Schink, co-Trustee


By: /s/ Marsden S. Blois III
    ------------------------------------
     Marsden S. Blois III, co-Trustees


Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Katherine Knowles Strasburg Irrevocable
Trust for Laura Anne Strasburg, dtd 8/28/98


By: /s/ Margaret Knowles Schink
    ------------------------------------
    Margaret Knowles Schink, co-Trustee


By: /s/ Marsden S. Blois III
    ------------------------------------
      Marsden S. Blois III, co-Trustee


Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Katherine Knowles Strasburg Irrevocable
Trust for Gregory Arthur Strasburg, dtd 8/28/98


By: /s/ Margaret Knowles Schink
    ------------------------------------
    Margaret Knowles Schink, co-Trustee


By: /s/ Marsden S. Blois III
    ------------------------------------
      Marsden S. Blois III, co-Trustee


Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Laura Anne Strasburg
Irrevocable GST Trust, dtd 8/28/98


By: /s/ Margaret Knowles Schink
    ------------------------------------
    Margaret Knowles Schink, co-Trustee


By: /s/ Marsden S. Blois III
    ------------------------------------
      Marsden S. Blois III, co-Trustee

Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Gregory Arthur Strasburg
Irrevocable GST Trust, dtd 8/28/98


By: /s/ Margaret Knowles Schink
    ------------------------------------
    Margaret Knowles Schink, co-Trustee


By: /s/ Marsden S. Blois III
    ------------------------------------
      Marsden S. Blois III, co-Trustee


Katherine Knowles Strasburg, Trustee of the
Margaret Knowles Schink 1998 Gift Trust for
Tad U/A/D 8/14/98


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
    Katherine Knowles Strasburg, Trustee


Katherine Knowles Strasburg and Hugh C. Schink,
Trustees of the Margaret Knowles Schink 1998
Gift Trust for Hugh U/A/D 8/14/98


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
    Katherine Knowles Strasburg, Trustee


By: /s/ Hugh C. Schink
    ------------------------------------
    Hugh C. Schink, Trustee


Katherine Knowles Strasburg, Trustee of the
Margaret Knowles Schink Annuity 3 Trust
U/A/D 9/3/98


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
    Katherine Knowles Strasburg, Trustee


Katherine Knowles Strasburg, Trustee of the
Margaret Knowles Schink Annuity 5 Trust
U/A/D 9/3/98


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
     Katherine Knowles Strasburg, Trustee

Katherine Knowles Strasburg, Trustee of the
Margaret Knowles Schink Annuity 7 Trust
U/A/D 9/3/98


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
    Katherine Knowles Strasburg, Trustee


Katherine Knowles Strasburg, Trustee of the
Margaret Knowles Schink Annuity 12 Trust
U/A/D 9/3/98


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
    Katherine Knowles Strasburg, Trustee


Katherine Knowles Strasburg, Trustee of the
Margaret Knowles Schink 1998 Descendants Trust
U/A/D 8/14/98


By: /s/ Katherine Knowles Strasburg
    ------------------------------------
    Katherine Knowles Strasburg, Trustee